Wholesale Banking
Dave Hoyt
Senior Executive Vice President
Group Head
May 14, 2010
© 2010 Wells Fargo & Company. All rights reserved.
Filed pursuant to Rule 433(d)
Registration Statement Nos. 333-159736
333-159738

Wholesale Banking 2 Business overview Competitive advantage: our business model Opportunities for growth Asset Management Group Treasury management and innovation Summary Business overview

Wholesale Banking 3
Wholesale Banking overview
Provide relationship focused, locally delivered set of
products targeting customers with annual revenues
greater than $10 million
32,150 team members
726 domestic and 53 international offices
1Q10 average assets:  $361.4 billion
1Q10 average core deposits: $160.9 billion
1Q10 average loans: $232.2 billion
FY 2009 revenue:  $20.3 billion
FY 2009 net income:  $3.9 billion

Wholesale Banking 4
Highly diversified set of businesses
Commercial Banking
- Beverage Finance
- Food and Agribusiness
- Technology Banking
- Environmental Services
- Government and Institutional Banking
Corporate Banking
- Financial Institutions
- Utilities
- Energy
- Gaming
- Restaurants
Commercial Real Estate
- Real Estate Banking
- Middle Market Real Estate
- Hospitality Finance
Investment Banking & Capital Markets
- Equity
- High Yield
- High Grade
- Loan Syndications
- M&A Advisory
- Eastdil Secured
Specialized Lending, Servicing, & Trust
- Commercial Mortgage Origination and Servicing
- Corporate Trust Services
- Community Lending and Investment
- Equipment Finance
- Multi-Family Capital
Securities & Investment Group
- Financial Products
- Fixed Income Sales & Trading
- Equities Sales & Trading
- Asset Backed Finance
- Research and Economics
- Principal Investments
Asset Management Group
- Wells Fargo Advantage
®
/Evergreen Investments
- Wells Capital Management
®
- Galliard Capital Management
®
- European Credit Management
Insurance
- Commercial Property & Casualty/ Employee Benefits
Brokerage
- Personal & Small Business Brokerage
- Crop Insurance
International
- Foreign Exchange
- International Treasury Management
- International Banking and Trade Solutions
- Global Financial Institutions
- Global Trade Services
- Global Payment Services
Wells Fargo Capital Finance
- Corporate Finance Group
- Commercial & Retail Finance Group
- Trade Capital
Treasury Services
- Collections
- Disbursement
- Information Management
SM

Wholesale Banking 5
Wholesale Banking loan portfolio distribution
Product Group ($ Millions)
Ending
Outstandings
1Q10
Commercial Real Estate $ 61,200
Middle Market Commercial 44,172
Securities Investment Group 26,375
Asset-Based Lending 23,886
Large Corporate 23,559
Equipment Finance 18,053
International, GFITS & Correspondent 11,775
Other 4,228
Government & Institutional Banking 3,601
Total Wholesale (excluding PCI) $216,849
Purchased Credit-Impaired (PCI) – net
carrying value
11,208
Total Wholesale and PCI $228,057

Wholesale Banking 6
Strong market share and impressive
product penetration
Relationship
#1 Lead relationship market share for middle-
market companies
#1 Asset-based lender with 31% market share
#1 Lender to U.S. agriculture among
commercial banks
#1 Commercial real estate lending and
brokerage by number of transactions and dollar
volumes
#1 Commercial mortgage servicer in the U.S.
#1 Originator to the agencies in multi-family
loans
#1 for Non-Investment Grade Loan
Syndications and Equity Capital Market
Transactions for Energy
#1 U.S. bank owned factor
#2 Worldwide in market share for primary
correspondent bank relationships
Product
#1 Real estate investment banking
#1 Bank-owned insurance brokerage
#1 Trustee for Commercial Mortgage Backed
Securities, direct GNMA issuance, Single Family
Housing debts
#2 Treasury management
#2 Bank-sponsored mutual fund family among
U.S. banks
#2 Bank-owned leasing company by both asset
size and volume
#2 Trustee for ABS and MBS securities
#3 Transfer agent by number of shareowners
#3 Trustee for municipal debt

Wholesale Banking 7
Our business model – relationship focused
Customer acquisition
- Focus on new relationships that fit the model
Cross-sell
- Average 6.47 products per Wholesale Banking customer
(1)
- Cross sell drives retention and profitability
Retain
- Increased knowledge of customers lowers risk
(1) Average products per customer as of February 2010 based on 4Q09 relationship count population. Legacy Wells Fargo only.

Wholesale Banking 8
Our consistent business model = consistent
growth in Wholesale net income after taxes
($ billions)
As reported in most recent annual reports.
1998-2008 legacy Wells Fargo only. Wachovia included beginning 2009.
CAGR should not be construed as a run rate.
1998-2007 year CAGR = 13%
$0.8 $0.8
$1.0
$1.1 $1.1
$1.4
$1.7 $1.7
$2.2
$2.3
$1.4
$3.9
$1.2
1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 1Q10

Wholesale Banking 9
Consistent Wholesale revenue growth
Balanced spread and fee revenue mix
43% 46%
48%
49%
51%
51%
49%
55%
45%
39%
39%
41%
42%
55%
49%
47%
53%
51%
45%
61%
61%
59%
58%
57%
54%
52%
1998-2007  year CAGR = 12%
As reported in most recent annual reports.
1998-2008 legacy Wells Fargo only. Wachovia included beginning 2009.
CAGR should not be construed as a run rate.
Non-Interest Income
Net Interest Income
$2.4
($ billions)
$2.6
$3.7
$4.3
$4.6
$4.9
$5.6
$6.1
$7.8
$8.5
$8.2
$20.3
$5.3

Wholesale Banking 10
2001 2002 2003 2004 2005 2006 2007 2008 2009
Industry
2001-2008 CAGR
(1)
= 6%
WFC
2001-2008 CAGR
(1)
= 11%
Domestic commercial loan growth consistently
outperforming the industry
Wachovia loan portfolio included as of 4Q08.  Orange line is legacy Wells Fargo, green line is Wells Fargo plus Wachovia, and blue line is industry data.
WFC data includes all domestic commercial loans, excluding commercial real estate loans, through 4Q09.
Industry data from FDIC, commercial and industrial loans through 4Q09.
(1)  CAGR is based on 2001 through 3Q08.

Wholesale Banking 11
Assets are Wholesale average earning assets for January 2009. FTE is Wholesale FTE as of January 2009. Gray states = no Wholesale presence.
Legacy Wells
Fargo
Assets: $145B
FTE: 21,571
Wachovia
Assets: $198B
FTE: 11,520
Our legacy franchises are complementary and
provide coast-to-coast coverage

Wholesale Banking 12
Wells Fargo + Wachovia = a great combination
Commercial Banking: Complementary geographic and company focuses with a combined #1 share in lead relationships
Corporate Banking: Combined we are working with 70% of Fortune 500 companies
International: Wachovia’s international platform including trade and payments can be leveraged to benefit our U.S. customer base
Treasury Management: Ability to take the best of two leading Treasury Management platforms
Investment Banking & Capital Markets: Wachovia’s product and origination strengths benefit all legacy Wells Fargo customers, and the Wells Fargo customer and distribution model benefits Wachovia’s Investment Banking business
Government Banking: Strong Wachovia model and relationships extendable to Wells Fargo focused states, and the Wells Fargo cross sell model to Wachovia government customers
Asset Based Lending: Combines two lending leaders creating a large and diversified portfolio with 31% market share

Wholesale Banking 13
Wachovia brings additional international depth
Long history of international correspondent banking
business
53 international offices
#2 worldwide in market share for primary
correspondent bank relationships
(1)
#4 in letters of credit processing in U.S.
(2)
(1)
Source: FImetrix:  Bank-to-Bank Services - 2009 Global Perspective.
(2)
Source: FDIC call reports.

Wholesale Banking 14
Summary
Consistent approach to business over a long period
Relationship focused model
Diversified businesses lead to consistent top and
bottom line growth
Combination of two complementary franchises
provides more customers with a deeper product set

Wholesale Banking 15
Wholesale credit trends
Net Charge-Offs
Net Charge-Offs
($ millions) 1Q09 2Q09 3Q09 4Q09 FY 09 1Q10 1Q09 2Q09 3Q09 4Q09 FY 09 1Q10
Net Charge-Offs
(1)
As a % of O/S
(2)
Legacy Wells Fargo CRE 99 $        242 $      112 $      211 $      664 $      229 $      1.16           2.81        1.29        2.44        1.94        2.73
Legacy Wells Fargo Commercial 160         217         288         191         856         225         0.73           1.01        1.40        0.96        1.08        1.20
Total Legacy Wells Fargo 259         459         399         403         1,521      454         0.85           1.53        1.37        1.41        1.34        1.67
Wachovia CRE 4             83           243         325         655         335         0.03           0.75        2.24        3.17        1.61        3.62
Wachovia Commercial 4             34           102         98           238         32           0.02           0.16        0.49        0.49        0.30        0.17
Total Wachovia 7             117         345         424         893         367         0.02           0.36        1.09        1.39        0.74        1.29
Total Wholesale 266 $      576 $      745 $      827 $      2,413 $    821 $      0.41           0.92        1.22        1.40        1.03        1.48
Note: As a result of PCI loan accounting applied to Wachovia portfolios at December 31, 2008, certain credit-related metrics may not be directly comparable with other reported periods because PCI loans were written down to fair value and virtually all of Wachovia’s nonaccrual loans were eliminated in purchase accounting. Wholesale's net charge-offs ($ and ratios) in part reflect reduced risk in the Wachovia portfolio due to PCI accounting performed for highest risk
Wachovia loans.
(1) Based on line of business view.
(2) Annualized based on period end balances.

Wholesale Banking 16
Wholesale credit trends
Nonperforming Assets
Nonperforming Assets
Note: As a result of PCI loan accounting applied to Wachovia portfolios at December 31, 2008, certain credit-related metrics, including the dollars and growth rate in nonperforming loans, may not be directly comparable with other reported periods because PCI loans were written down to fair value and virtually all of
Wachovia’s nonaccrual loans were eliminated in purchase accounting.
(1) Based on line of business view.
(2) Annualized based on period end balances.
($ millions) 1Q09 2Q09 3Q09 4Q09 1Q10 1Q09 2Q09 3Q09 4Q09 1Q10
Nonperforming Assets
(1)
As a % of O/S
(2)
Legacy Wells Fargo CRE 1,315 $   1,986 $   2,241 $   2,656 $   2,620 $   3.80 5.75 6.53 7.75 7.71
Legacy Wells Fargo Commercial 1,405 1,842 2,158 2,194 2,104 1.59 2.14 2.64 2.78 2.77
Total Legacy Wells Fargo 2,720 3,828 4,399 4,850 4,724 2.21 3.18 3.79 4.28 4.30
Wachovia CRE 936 1,280 1,819 2,360 2,941 2.03 2.90 4.22 5.80 7.83
Wachovia Commercial 189 444 1,494 1,266 1,165 0.20 0.51 1.81 1.58 1.49
Total Wachovia 1,125 1,724 3,313 3,626 4,107 0.81 1.31 2.63 3.01 3.55
Total Wholesale 3,845 $   5,552 $   7,712 $   8,476 $   8,830 $   1.47 2.20 3.19 3.62 3.91

Wholesale Banking 17
Purchased credit-impaired (PCI) loans at merger
Based on ending balances as of 12/31/08.
($ billions)
CRE C&I Total
Loan Balances $21.6 $3.7 $25.3
PCI non-accretable
difference
8.6 1.4 10.0
Net Carrying Value $13.1 $2.3 $15.4

$18,000
$16,000
$14,000
$12,000
$10,000
$15,395
$11,208
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10

Wholesale Banking 18
PCI loan trends and economic outcomes
($ millions)
Based on quarter end balances.
Change in Net Carrying Value
4Q08 1Q09 2Q09 3Q09 4Q09 1Q10
Total unpaid principal balance
$25,348 $23,795 $21,790 $20,119 $17,588 $15,399
PCI non-accretable difference
$9,953 $8,741 $7,591 $6,544 $5,145 $4,191
Net carrying value
$15,395 $15,054 $14,199 $13,575 $12,443 $11,208
Charge-offs in excess of
non-accretable difference
- $6 $91 $204 $167 $183
PCI recoveries in NOF and NII
- $12 $45 $124 $214 $255

Wholesale Banking 19
Wachovia impaired CRE loan portfolio
Geography, 12/31/08
($ billions)
(1) Other U.S. includes AZ, MA, AL, IL, TN, Other (including Non-RE Secured and Unsecured).
2,019
1,481
942
827
795
629
556
379
304
249
2,607
2,294
1,209
878
397
493
339
266
351
828
2,777
210
125
160
0 1,000 2,000 3,000 4,000 5,000 6,000
Florida
California
North Carolina
Georgia
Virginia
New York
Texas
South Carolina
Pennsylvania
New Jersey
Other US
International
Carrying Balance
Marks
(1)

Wholesale Banking 20
(1) Other includes Land Improved/Unimproved IP, Unsecured, Industrial, Self Storage, Health Care, Mobile Home Park, Other RE.
($ billions)
Wachovia impaired CRE loan portfolio
Property Type, 12/31/08
2,044
1,826
1,439
1,351
1,177
479
944
559
499
482
2,281
889
844
810
653
522
977
448
226
260
263
2,138
0 1,000 2,000 3,000 4,000 5,000
Multi-family
Office
Land Improved-Resi
Retail
Single Family
Lodging
Condo
Mixed Use
Land Unimproved-Resi
Land Improved-IP
Other
(1)
Carrying Balance
Marks

Wholesale Banking 21
Commercial real estate at Wells Fargo
Consistent management and approach
Senior leadership averages 29 years of experience
Have managed recognizing cyclical nature
of business
Focus on cash flow and sponsorship

Wholesale Banking 22
Wholesale Commercial Real Estate
Legacy Wells Fargo CRE Divisions $33,979
Other Legacy Wells Fargo CRE $10,921
Wachovia Non-PCI CRE $21,304
Wachovia PCI CRE $10,031
Legacy Wells Fargo and Wachovia
Owner-Occupied $8,794
Total Wholesale CRE Loans $85,029
Total Loans Outstanding
(1)
($ millions)
(1)  Period end balances as of 1Q10.  Includes $8 billion in C&I loans managed by commercial real estate business including unsecured loans to real estate developers not secured by real estate and loans to REITs, as well as foreign and consumer loans.

Wholesale Banking 23
Commercial real estate value trends
(1) Source: MIT Center for Real Estate, Real Capital Analytics, Wells Fargo Securities, LLC.  Note: National Aggregate as of February 2010; individual properties quarterly through 4Q09.
(2) Source:  Real Capital Analytics.
Moody’s Commercial Property Price Index (CPPI)
(1)
0.9
1.0
1.1
1.2
1.3
1.4
1.5
1.6
1.7
1.8
1.9
2.0
4Q00 4Q01 4Q02 4Q03 4Q04 4Q05 4Q06 4Q07 4Q08 4Q09
Apartment Index Industrial Index Office Index Retail Index National Aggregate (monthly)
Apartment Industrial Office - CBD Office - Sub Retail
4%
5%
6%
7%
8%
9%
10%
11%
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010
Cap Rates by Property Type
(2)

Wholesale Banking 24 Current environment Low interest rate environment Strong liquidity

Wholesale Banking 25 Commercial real estate at Wells Fargo Legacy Wells Fargo underwrote anticipating value declines Wachovia portfolio was appropriately impaired

Wholesale Banking 26
Business overview summary
Relationship-focused model
Diversified businesses lead to consistent top and
bottom line growth
Great, complementary franchises with a lot of
opportunity
Comfortable with risk profile

Wholesale Banking 27
Competitive advantage:
our business model
Tim Sloan
Business
overview
Competitive
advantage:  our
business model
Opportunities
for growth
Asset
Management
Group
Treasury
management
and innovation
Summary

Wholesale Banking 28
Our business model – relationship focused
Customer acquisition
- Focus on new relationships that fit the model
Cross-sell
- Average 6.47 products per Wholesale Banking customer
(1)
- Cross-sell drives retention and profitability
Retain
- Increased knowledge of customers lowers risk
(1) Average products per customer as of February 2010 based on 4Q09 relationship count population. Legacy Wells Fargo only.

Wholesale Banking 29
Growing and satisfied customer base
Rankings for Commercial Banking
#1 in market share (based on overall lead relationships)
#1 in overall customer satisfaction
#1 for overall satisfaction with relationship manager
#1 reputation as a leader of credit services among customers
#1 in satisfaction with functionality and range of online services
Source:  Greenwich Associates Commercial Banking 2009 survey.

Wholesale Banking 30 Our team members have significant tenure Average years at Wells Fargo by job category Includes legacy Wells Fargo and Wachovia.

Wholesale Banking 31
Our model fosters long-term relationships
Consistently Low Attrition
(1)
40% of
customers
have been
at Wells
Fargo for at
least 10
years
(2)
(1) Data for legacy Wells Fargo Wholesale Group.
(2) Data as of February 2010 based on 4Q09 relationship count population. Legacy Wells Fargo Commercial Banking and U.S. Corporate Banking only.

Wholesale Banking 32
Cross-sell of products has increased over time
4.84
5.48
5.85
6.09
6.33
6.48 6.47
2003 2004 2005 2006 2007 2008 2009
Number of products per Wholesale relationship
Note: Legacy Wells Fargo only. Data as of Q4 of each year. Relationship count includes 52 products. Single product types are counted only once per relationship.

Wholesale Banking 33
Product usage ramps up over the relationship
Vintage analysis for products per relationship
Corporate and Commercial Banking
Years with Wells Fargo
Note: Population is based on 4Q09 relationship count. Only relationships with first activity beginning January 2005 are presented in this chart.
Legacy Wells Fargo only.
1 2 3 4 5

Wholesale Banking 34
Long relationships have higher cross-sell
and revenue
Data as of February 2010 based on 4Q09 relationship count population. Legacy Wells Fargo only.
More Cross-Sell = More Revenue
# of products
Tenure (Years)
Longer Tenure = More Cross-Sell
$210
$250
$510
$890
$1,910
$5,590
$0
$1,000
$2,000
$3,000
$4,000
$5,000
$6,000
1-5 6-10 11-15 16-20 21-25 25+
5.2
6.9
8.1
9.3
0
2
4
6
8
10
1-3 4-6 7-9 10+

Wholesale Banking 35
Cross-sell multiplier effect
Financial Products Foreign Exchange Trust and Investments
Int’l Banking & Trade Shareowner Services Insurance
# of cross-sell product families
(000s)
Revenue for any single partner increases by cross selling other products
Data as of February 2010 based on 4Q09 relationship count population. Legacy Wells Fargo only. Trust and Investments includes: Corporate Trust,
Trust, Institutional Brokerage, Corporate Finance, Funds Management, and Wells Cap. Financial Products (formerly Financial Risk Management) help our customers mitigate risk associated with interest rate movements.
$-
$400
$800
$1,200
1 2 3 4+
$-
$400
$800
$1,200
1 2 3 4+
$-
$400
$800
$1,200
1 2 3 4+
$-
$400
$800
$1,200
1 2 3 4+
$-
$400
$800
$1,200
1 2 3 4+
$-
$400
$800
$1,200
1 2 3 4+

Wholesale Banking 36
Opportunity to increase revenue through
deeper cross-sell
Wholesale revenue could increase by 22% by bringing existing
Wholesale customers to an average of 7 products per relationship
1.2x
Note:  Legacy Wells Fargo only.

Wholesale Banking 37
Overview of investment banking
Opportunity
- Enhancement of cross-sell potential
- Expansion of basic capital markets capabilities such as high grade and high yield debt, equity, M&A advisory and sales & trading
De-risked the portfolio by discontinuing or de-emphasizing
certain Wachovia activities and putting in place conservative risk parameters
- Exited warehousing of risks in structured markets (e.g. ABS/CRE
CDO, TRS, Negative Basis Book)
- Exited Correlation Trading
- Significantly reduced CDS exposure and market making capabilities
- Exited Distressed Debt Trading
- Exited Equity Proprietary Trading
Reorganized risk discipline through independent credit process and risk officers in Corporate Banking, Commercial Banking and
Real Estate businesses

Wholesale Banking 38
Investment banking is broad in scope
Common Stock
Convertible Bonds
Share Buybacks
Sellside M&A
Buyside M&A
General Strategic Advisory
Equities
High Grade Bonds
High Yield Bonds
Money Markets
Advisory
Fixed Income
Strategic Advisory
Fixed & Variable Rate Debt
Private Placements
Interest Rate Derivatives
Currency Derivatives
Commodities
Tax Exempt
Hedging / Risk
Management
Solutions
Spin Offs
Equity Carve-Outs
Fairness Opinions
Equity Derivatives
Equity Private Placements
Preferred Stock
Loan Syndications
Commercial/Consumer
Assets
Municipal Derivatives
Large Corporate F/X
Limited Public Offerings
Municipal Derivatives

Wholesale Banking 39
Investment banking has a customer-centric
business model
Our customer-driven model is focused on delivering capital markets solutions to long-standing customers
- Strong capabilities in debt and equity capital markets, loan syndications, risk management solutions (interest rate, equities and commodities), and other key product segments
- Broad distribution capabilities focused on providing market making and new issue support for customer activities as well as distribution for firm originated product
- Serves more than 4,900 corporate and 21,000 investing clients
Our capabilities are strategically aligned to leverage the unique competitive advantages of the new Wells Fargo in today’s market environment
- Deep corporate and middle market relationships created through the combination of Wells
Fargo and Wachovia
- Broader lending platform and stronger balance sheet
- Comprehensive offering of traditional fixed income and equity products
- Strong partnering opportunities to meet our customers’ financial needs through cross-sell

Wholesale Banking 40
Year 1
Year 3
Year 5
Total Revenue
Primarily provided capital finance, with small
amounts of FX, credit and treasury management,
along with several other products
Capital finance revenues remained at previous
years’ levels
FX revenue grew by 300% over year 1
Credit revenue increased 50% over year 1
Sweep revenues grew from less than 1% of total
revenues in year 1 to over 10%
Treasury Management continued to provide about
10% of total revenues
Investment banking began to provide a small
amount of revenue
Capital finance and FX revenue dropped to zero
Credit revenue grew 720% over year 3
Sweep revenue was almost 6x larger than year 3
Treasury Management revenue grew 20% over
year 3 but dropped as a percent of overall revenue
Investment Banking revenues increased by 11x
over year 3
WellsCap revenues went from 0% of total revenues
in year 3 to almost 15%
$1,600,000
$2,600,000
(65% increase over
Year 1)
$5,800,000
(125% increase
over Year 3)
Corporate customer example
Key Products

Wholesale Banking 41
Year 1
Year 3
Year 5
$1,200,000
$1,800,000
(44% increase over
Year 1)
$2,200,000
(25% increase over
Year 3)
Middle market customer example
Primarily provided non-interest bearing deposits,
credit and treasury management, with small
amounts of FX, fixed income sales and financial
products, along with several other products
Non-interest bearing deposit revenues dropped
to zero
Credit revenue almost doubled over year 1
Treasury Management grew 25% over year 1
Sweep revenue was nonexistent in year 1 but
began to represent over 20% of total revenue in
year 3
Financial products grew from 1% of total
revenues in year 1 to 12%
Credit revenue declined almost 25% from year 3
Treasury Management revenue grew almost 25%
over year 3
Sweep revenue grew 40% over year 3
Financial products revenue dropped to zero
Investment banking began to represent almost
20% of total revenue
FX revenue grew from 1% of total revenue in year 3
to 8%
Key Products Total Revenue

Wholesale Banking 42
Competitive advantage summary
Large, satisfied customer base
Long-tenured and committed team member base
Proven relationship model based on cross-sell
growing revenue
Opportunity to further penetrate existing customers
Opportunity to introduce model to Wachovia
customers

Wholesale Banking 43
Opportunities
for growth
Carlos Evans
Business
overview
Competitive
advantage:  our
business model
Opportunities
for growth
Asset
Management
Group
Treasury
management
and innovation
Summary

Wholesale Banking 44
Wells Fargo and Wachovia: a great combination
Strengths we share
Customer and team member focus
Relationship model
Strong team members, with balanced representation
of relationship managers and office managers from
each institution
Low team member turnover

Wholesale Banking 45
Wells Fargo model will enhance Wachovia
customer experience and cross-sell
More local decision-making
More responsibility at the local office level
Stronger compliance and know-your-customer
practices
Stronger credit culture
More upfront due diligence

Wholesale Banking 46
Team member years at Wachovia/ Wells Fargo by job category
Note: Team member tenure based on Commercial Banking team members.
Both legacy Wells Fargo and Wachovia have a
history of long-tenured team members
9
15
21
11
14
20
Relationship managers Office managers Division managers
WF
WB

Wholesale Banking 47
Wachovia deposits have returned following
merger
Wachovia Commercial and Government & Institutional Banking deposits
($ billions)
Deposits are full year averages.
$28
$31
$26
$35
$20
$24
$28
$32
$36
2006 2007 2008 2009

Wholesale Banking 48
Excellent Client Satisfaction
Top combination of client satisfaction and lead
relationships
= other financial institution surveyed
Wells Fargo / Wachovia
Wells Fargo/Wachovia Footprint - $25-500 Million
0%
10%
25% 30% 35% 40%
Lead
Relationship
Market
Penetration
Customer penetration is defined as lead relationships
Question:  Using a 5-point scale, from “1” poor to “5” excellent, how do you rate your overall satisfaction with the bank?
Note:  Evaluations are based on a 5-point scale, 5 excellent to 1 poor.  An Excellent rating is a 5 on a 5 point scale. Cross-hairs are set at the top 10 mean for market penetration (Y-axis) and excellent client satisfaction (X-axis).
Source:  2009 Greenwich Associates Market Tracking Program (Wells Fargo/Wachovia - $25-500 Million).

Wholesale Banking 49
Combined organization has largest lead
relationship market share
Lead Relationships
as % of Total Market
Lead Relationships
as % of Total Market
Market share (defined as
overall lead relationship
penetration)
Overall lending relationship
breadth
New lead relationships
established in 2009
Number of “Excellent”
willingness to lend citations
from borrowers
Number of “Excellent” overall
satisfaction ratings
Number of visited prospects
that “would add” Wells Fargo
Middle market customers
recognize Wells Fargo as #1 in:
Middle market customers
recognize Wells Fargo as #1 in:
Bank D
Bank C
Bank B
Bank A
Wells Fargo
/ Wachovia
Question: Which bank or non-bank do you consider to be your company’s single most important or lead provider for banking services?
Source: 2009 Greenwich Associates Market Tracking Program (Wells Fargo/Wachovia - $25-500 Million).

Wholesale Banking 50
Opportunities to leverage Wells Fargo cross-sell
model
Comparison of Wells Fargo vs. Wachovia customer penetration by product
(Wells Fargo penetration indexed to 100)
Data as of December 2009. Includes Commercial Banking only.
Wells Fargo cross-sell model strength
1.5x
3.5x
5.0x
1.7x
5.7x
2.2x
Financial Products Investments International TM ABL FX Collections
Wells Fargo Wachovia

Wholesale Banking 51
Opportunity to expand Wachovia’s
Government & Institutional Banking business
Only bank to combine Government & Institutional commercial and investment banking in a single division
Government & Institutional Commercial Banking ranks #1 in public funds deposits
(1)
and is a top 5 credit provider to U.S. government agencies
and institutions
(2)
, and Investment Banking is a top 10 underwriter
(2)
Expect market opportunity at legacy Wells Fargo to be similar to Wachovia
GIB Loans GIB Deposits
Wells Fargo Wachovia
13x
6x
Note:  Wholesale Bank Only. GIB loans and deposits are 2009 full year averages.
(1)Source:  PriceWaterhouseCoopers.
(2)Source:  Securities Data Corporation.

Wholesale Banking 52
Tremendous opportunity for growth
Wells Fargo and Wachovia had consistent
relationship models
Excellent retention of people and customers
Opportunity to continue to grow business with
existing customers by extending cross-sell model to
Wachovia customers and Government Banking &
Investment Banking to legacy Wells Fargo customers
Opportunity to grow new customers through the
strength of the combined organization

Wholesale Banking 53
Asset Management Group
Mike Niedermeyer
Business
overview
Competitive
advantage:  our
business model
Opportunities
for growth
Treasury
management
and innovation
Summary
Asset
Management
Group

Wholesale Banking 54
Asset Management overview
Provides investment management services across institutional, separate account and mutual fund products
Distributed internally and externally
Historic AUM growth of $277 billion (19% CAGR) since 2004
through organic growth and acquisitions
Wachovia brings international and select domestic equity
capabilities to Wells Fargo’s historic strength in all fixed income and U.S. equity products
Opportunity to accelerate growth through sales to financial
advisors and international markets

Wholesale Banking 55
13
th
Largest U.S.-based Asset Manager
$470B AUM
Wells Fargo Advantage
®
/Evergreen Funds –
$245B in mutual funds
Wells Capital Management
®
– $135B in
third party and other institutional clients
Galliard Capital Management
®
– $52B AUM
—2nd largest stable value manager
European Credit Management – $18B AUM
—London-based fixed income manager
Primary business segments:

Wholesale Banking 56
Equities $99B
Fixed Income $177B
Money Market $194B
Mutual Funds $245B
WFAF $176B
EVG $69B
Asset Class Funds / Institutional Accounts
Separate
Accounts/Other $225B
WellsCap
(1)
$135B
Galliard $52B
ECM $18B
Other $20B
Assets Under Management: $470B
$470B AUM
(1) WellsCap asset breakdown: $135B = $111B Third Party Institutional + $24B Wells Fargo affiliated assets.
As of December 31, 2009.

Wholesale Banking 57
Industry Rank: U.S.-based
(Total AUM)
II300
Rank Firm Name
1 BlackRock (includes Barclays Global Investors)
2 State Street Global Advisors
3 Fidelity Investments
4 JP Morgan Asset Management
5 Capital Group Cos.
6 Vanguard Group
7 Bank of New York Mellon Corp
8 Allianz Global Investors of America
9 Goldman Sachs Group
10 Legg Mason
11 AXA Group
12 Northern Trust Global Investments
13 Wells Fargo (Asset Management Group)
14 Prudential Financial
15 Wellington Management Company
Source: Institutional Investor, estimated 2009 rankings.  II300 based upon 12/31/08 AUM data, modified to reflect M&A
(BlackRock acquired BGI, BoA sale of Columbia Management).

Wholesale Banking 58
Mutual fund rankings among top U.S. asset
managers
II300
Rank Firm Name
MF
Overall
MF
Long-term
MF
Money Market
1 BlackRock (includes Barclays Global Investors) 4 4 4
2 State Street Global Advisors 18 22 17
3 Fidelity Investments 2 3 1
4 JP Morgan Asset Management 5 12 2
5 Capital Group Cos. 3 2 21
6 Vanguard Group 1 1 7
7 Bank of New York Mellon Corp 9 23 5
8 Allianz Global Investors of America 6 5 90
9 Goldman Sachs Group 11 28 6
10 Legg Mason 15 17 11
11 AXA Group 29 18 92
12 Northern Trust Global Investments 22 48 13
13 Wells Fargo (Asset Management Group) 10 15 9
14 Prudential Financial 44 44 41
15 Wellington Management Company - - -
Source: MF Overall, MF Long-term, and MF Money Market rankings are from Strategic Insights data as of 12/31/09.

Wholesale Banking 59
Diversified sources of business
(AUM)
As of December 31, 2009.
Internal
Institutional $207 44%
Retail $56 12%
$263 56%
External
Institutional $179 38%
Retail $28 6%
$207 44%
Total $470B
44%
38%
6%
12%

Wholesale Banking 60
Money Funds $165B
Internal Wells Fargo (Top 3 Partners)
Fixed Income Sales 18%
Corporate Trust 15%
Wholesale Banking 15%
Other partners combined 42%
Total Internal 90%
External
Platform / Portal 10%
Long-Term $80B
Internal Wells Fargo (Top 3 Partners)
Wealth Brokerage Services 12%
Instit. Retirement & Trust 11%
Wells Fargo Advisors 8%
Other partners combined 24%
Total Internal 55%
External channels:
Indep./Regional Broker Dealers16%
National Broker Dealers
Institutional direct 10%
Other channels
Total External
Total Mutual Fund Balances - $245B
$165B
Money Funds
$80B
Long Term
Mutual Fund Distribution Partners
As of December 31, 2009.
Sources of Mutual Fund Balances
8%
45%
11%

Wholesale Banking 61
Number of 4 and 5 Morningstar rated funds
4 and 5  Star Funds
WFAF - 47% of Total
Industry Average - 33% of Total
®
62
39
35
28
28
27
21
20
19
11
0 10 20 30 40 50 60 70
Franklin Templeton Investments
Wells Fargo Advantage
BlackRock
JPMorgan
PIMCO/Allianz
Dreyfus
American Funds
Fidelity Investments
Columbia
Federated
WFAF’s 39 4 and 5 star funds broadly distributed across 18 equity, 16 fixed income and 5 balanced funds.

Wholesale Banking 62
Institutional separate accounts
(WellsCap & Affiliates)
As of December 31, 2009.
By Asset Class By Manager (AUM)
($ billions)
$20
$18
$52
$135
WellsCap
Galliard
ECM
Other
32%
13%
33%
22%
Equity
Long-Term Fixed
Income
Short-Term Fixed
Income
Money Market

Wholesale Banking 63
Growth of Asset Management Group assets
$0
$40
$80
$120
$160
$200
$240
$280
$38,352 $38,717 $39,082 $39,447 $39,813 $40,178
WF Advantage Funds Institutional Separate Accounts
AUM Growth in Billions
Acquired
Strong Financial
Corporation
$34B AUM
Acquired
Evergreen
Investments
$182 AUM
$225
2004 2005 2006
2007 2008
2009
$245
5 Year CAGRs (2004-2009)
Total: 19%
Without acquisitions: 6%
S&P: -2%

Wholesale Banking 64
Asset Management Summary
13
th
largest U.S.-based asset manager
Provides investment management services across
institutional, separate account and mutual fund
products
Distributed internally and externally
Wachovia brings international and equity capabilities
to Wells Fargo’s historic strength in fixed income and
domestic equities
Opportunity for continued growth through financial
advisors and international customers

Wholesale Banking 65
Treasury management
and innovation
Steve Ellis
Business
overview
Competitive
advantage:  our
business model
Opportunities
for growth
Asset
Management
Group
Summary
Treasury
management
and innovation

Wholesale Banking 66
Key treasury management metrics
Full suite of collection, disbursement, investment and
information products and services
2,600 team members across sales, implementation, service,
risk, and product
51,000 active companies and 325,000 active users on the
Commercial Electronic Office
®
–
Average of 38 monthly logins per company
–
Active users have grown 20% CAGR (2006-2009)
(1)
Approximately $11 trillion in online money movement in 2009
(2)
(1) Includes legacy Wells Fargo customers only.
(2) Includes Commercial Electronic Office and Wachovia Global Connect.

Wholesale Banking 67
Customer satisfaction
Best Bank for Payments and Collections in North America
(Global Finance 2010 survey)
Best Corporate/Institutional Internet Banks for
“Best Web Site Design” (Global Finance, ’05, ’06, ’07, ’08)
Middle market Large corporate
Internet services A+ A+
Wholesale lockbox A A
Wires/ACH A+ A+
Information reporting A+ A+
Remote deposit A+ A+
Source: Phoenix-Hecht Treasury Management Monitor
TM
Quality Index, January 2010.

Wholesale Banking 68
Business model key characteristics
Generates large annuity fees from processing
transactions and providing information to customers
Powerful economies of scale
Attracts lower-cost balances from customers
In market sales teams supported by single
operational platform

Wholesale Banking 69
Why we win – notable differentiators
A single nationwide platform coupled with the most
comprehensive internet solution in the industry
The largest and most convenient physical network
of offices, stores, vaults, and lockboxes
Ability to consistently deliver complex services in
a simple, coordinated manner
Focus where it matters to customers — quality of
service, ease of use, value-added advice and
innovation

Wholesale Banking 70 Why we win – notable differentiators Our people

Wholesale Banking 71
Commercial Electronic Office
®
portal
Single sign-on to more
than 60 products and
services
Common look and feel
across most services
Thin client
39 wave releases
Trillions of dollars a
year move through
the portal with
minimal issues
20% CAGR in users
User logins
left scale
Active
users
right scale
Active users and logins
Note:  Legacy Wells Fargo only.

AK
Fairbanks
Anchorage
WA
Seattle
Spokane
Portland
OR
Medford/Roseburg
ID
Boise
Twin Falls/Perrine
Pocatello
MT
WY
Cheyenne
ND
SD
Sioux Falls
MN
Minneapolis
WI
Milwaukee
MI
Grand Rapids
Detroit
Lansing
South Bend
Eureka
Sacramento
Reno
NV
CA
San Francisco
Fresno
Bakersfield
Los Angeles
San Diego
Las Vegas
UT
Salt Lake City
CO
Fort Collins
Denver
Colorado Springs
NE
Omaha
Lincoln
IA
Sioux City
Cedar Rapids
Davenport
Des Moines
Chicago
IL
Ft. Wayne
Indianapolis
IN
OH
Cleveland
Columbus
Cincinnati
Louisville
Lexington
KS
Wichita
Kansas City
St. Louis
MO
KY
WV
VA
Roanoke
AZ
Yuma
Tempe
Tucson
NM
Albuquerque
El Paso
OK
Tulsa
Oklahoma City
AR
Fayetteville
Little Rock
TN
Memphis
Nashville
Knoxville
Chattanooga
Huntsville
NC
Charlotte
Raleigh
Greenville
SC
Myrtle Beach
TX
Lubbock
Dallas
Waco
Austin
Bryan
Houston
San Antonio
Beaumont
Harlingen (opening June 1, 2010)
LA
Shreveport
Baton Rouge
New Orleans
MS
Jackson
AL
Birmingham
Mobile
Pensacola
GA
Atlanta
FL
Jacksonville
Orlando
St. Petersburg
West Palm Beach
Miami
ME
Burlington
Portland
NY
VT
NH
Manchester
Syracuse
Albany
MA
Boston
Taunton
Rochester
Springfield
CT
RI
Stratford
Edison
Long Island City
Lyndhurst
(New York City)
Wilkes Barre
Reading
NJ
Pittsburgh
PA
Philadelphia
Pennsauken
(Philadelphia)
Baltimore
DE
Sterling
(Washington DC)
Wilmington
MD
Chesapeake
Legend
Cash Vault location
Deposits accepted
Orders filled
Cash Vault Deposit reports available

Extensive Cash Vault network 109 Cash Vault locations Wholesale Banking 72

AK
Anchorage
Seattle
WA
Portland
OR
CA
San Francisco
Los Angeles
NV
ID
MT
WY
UT
Salt Lake City
AZ
Phoenix
CO
Denver
NM
Albuquerque
ND
SD
NE
Omaha
KS
OK
TX
Dallas
MN
St. Paul
IA
Des Moines
MO
AR
LA
WI
Milwaukee
IL
Chicago
MI
IN
Ft. Wayne
OH
KY
TN
MS
AL
GA
Atlanta
FL
Orlando
SC
NC
Charlotte
VA
WV
MD
DE
Baltimore
PA
Philadelphia
NJ
NY
New York
CT
RI
MA
Boston
VT
NH
ME

Wholesale Banking 73 Largest image-enabled Wholesale lockbox network 23 image-enabled Wholesale lockbox sites Wells Fargo Wholesale/ Retail Lockbox Locations

Wholesale Banking 74
The opportunity ahead…
Revenue growth
Cross-sell existing customers into both existing and emerging solutions (e.g. international treasury management)
Win business away from rivals by delivering superior products, advice, and customer experience
Operating leverage
Take out recurring expenses by retiring duplicate infrastructure
Leverage economies of scale from paper-to-electronic migration

Wholesale Banking 75 Innovation is a competitive advantage It’s not what we deliver, it’s how we deliver.

Wholesale Banking 76 Our innovation process Customer voice guides us Build, not buy Iterative development A few simple truths Run it like you own it

Wholesale Banking 77
Our customer’s voice guides us
Host a dozen Global Payments Conferences each
year across the U.S.
24 Advisory Councils and focus groups with
participants from various customer segments and
industries
Ethnography studies
Customer service reviews

Wholesale Banking 78 Notable innovations (1) Patent pending. 2000 CEO ® portal 2001 Ethnography studies 2005 Desktop Deposit ® service 2007 CEO Mobile ® service (1) 2009 CEO Workstation ® service

Wholesale Banking 79
CEO Mobile
®
service
First bank to deliver
commercial banking mobile
services
Functionality includes:
–
Wire transfer approvals and
initiations
–
Image positive pay decisioning
–
One-time passcode via SMS
rather than RSA token (pilot)
10% of CEO customers have
used the CEO Mobile
®
service
Delivered mobile iPhone app
in October 2009

Wholesale Banking 80
CEO Workstation
Real-time reporting
Automated G/L
reconciliation
Aggregated data
across banks
Low IT burden
Forecast up to 57
weeks in the future
Integrated user
authentication and
security

Wholesale Banking 81
Going forward
Our people, commitment to the customer, and
ability to innovate are unmatched in the industry
Developing new products, processes and solutions
delivers a better customer experience and improved
capabilities
Innovation helps retain and grow existing customers
and attract new customers
Leadership position in Treasury Management helps
attract and retain employees

Wholesale Banking 82
Summary
Dave Hoyt
Business
overview
Our
differentiated
business model
Combined
franchise provides
opportunities
for growth
Asset
Management
Group
Treasury
management
and innovation
Summary

Wholesale Banking 83
Summary
Proven business model
Deliver stable, resilient growth
Diversity of assets helps drive consistency of growth
Large opportunity already existed, and now a bigger
opportunity with Wachovia

Wholesale Banking 84 Biographies

Wholesale Banking 85
David A. Hoyt
Senior Executive Vice President
Wholesale Banking
David (Dave) Hoyt is a senior executive vice president for Wells Fargo &
Company and head of the Wholesale Banking Group. He oversees the Asset
Management, Capital Markets, Commercial Banking, Commercial Real Estate,
Corporate Banking, Insurance, International, Investment Banking, and
Treasury Management groups, and Wells Fargo Capital Finance.
Based in San Francisco, the 28-year company veteran formerly managed the
Capital Markets Group, the workout related groups for the Wholesale Bank, and was involved in various functions relating to the overall credit quality of the bank’s portfolio. Dave also was senior credit officer for the Real Estate Group, manager of the bank’s credit training function, and manager of the East Bay office of the Real Estate Group.
Dave is a board member of the Shanghai Commercial Bank Ltd., the California
Academy of Sciences, and San Francisco Symphony. Dave graduated from the
University of California, Berkeley, where he earned his bachelor’s degree in business administration.

Wholesale Banking 86
Timothy J. Sloan
Executive Vice President, Group Head
Commercial Banking, Real Estate and Specialized Financial Services
Timothy (Tim) J. Sloan is an executive vice president and group head of the Wells Fargo
Commercial Banking, Commercial Real Estate, and Specialized Financial Services groups, which provide credit and non-credit products and advisory services to more than 40,000 customers nationwide. Specialized Financial Services includes Corporate Banking,
Investment Banking, Eastdil Secured, Sales & Trading, Research, Equipment Finance,
Securities & Investment Group, Corporate Trust Services, Shareowner Services, Commercial
Mortgage Originations and Servicing, and Community Lending and Investment. His groups include more than 25 distinct businesses with more than $250 billion in assets, operating out of more than 440 offices in 40 states and in Asia, Canada, and London.
With more than 25 years of experience in corporate, commercial, and real estate banking,
Sloan assumed his current role in 2006. He previously held leadership positions in
Specialized Financial Services, the Real Estate Merchant Banking division in the Capital
Markets group, and the Real Estate Managed Assets Group, where he started as a senior credit officer in 1991. Prior to Wells Fargo, he was with Continental Illinois Bank in Chicago.
He holds a B.A. in economics and history and an M.B.A. in finance and accounting, both from the University of Michigan in Ann Arbor. Mr. Sloan serves on the board of the
Huntington Library, is a board member of the Jardin de la Infancia Charter school, and an associate trustee of the San Marino Schools Foundation. He also serves on of the University of Michigan Ross School of Business Corporate Advisory Board.

Wholesale Banking 87
Carlos Evans
Executive Vice President
Group Head
Eastern Division Commercial Banking
Carlos Evans heads the Eastern division of Wells Fargo Commercial Banking.
Commercial Banking provides loan, treasury management and deposit products for middle-market businesses with annual sales between $10 million and $750 million. He is also responsible for the Government & Institutional Banking (GIB)
group, which provides specialized relationship banking to state and local governments, not-for-profit healthcare organizations, institutions of higher education, and tax-exempt institutions.
Mr. Evans has more than 35 years of financial services experience, holding leadership positions at Bank of America before joining Wachovia, then First
Union, in 2000 as the Wholesale Banking Executive for the Commercial
segment. He was named Wholesale Banking Executive and an executive vice president for the Wachovia General Banking Group in 2006.
Mr. Evans received his B.A. in economics from Newberry College in Newberry,
S.C. He also graduated from the Commercial Lending School in Norman, Okla., and the Colgate Darden Commercial Lending School at the University of
Virginia. Carlos is the chairman of the boards of the Winthrop University Real
Estate Foundation and the Winthrop University Foundation. He serves as president and chair-elect of the Spoleto Festival USA. He is on the board of the
Medical University of South Carolina’s Foundation.

Wholesale Banking 88
Michael J. Niedermeyer
Executive Vice President
Asset Management Group
Mike Niedermeyer is an executive vice president responsible for the Wells Fargo
Asset Management Group based in San Francisco. The group includes Wells
Capital Management, Galliard Capital Management, Evergreen Investments,
European Credit Management, MetWest Capital Management, Evergreen
International Advisors, Wachovia Global Security Lending, and Wells Fargo
Advantage Funds. The Asset Management Group manages in excess of $470 billion in assets and includes more than 1,830 team members (as of April, 2010).
His previous responsibilities at Wells Fargo included business head and chief fixed income investment officer of Wells Capital Management. He joined the Wells
Fargo Bank Investment Group in 1987. Before that, he was a portfolio manager at U.S. National Bank of Oregon.
Mr. Niedermeyer received his B.A. in business administration from Carroll College in Helena, Mont., and his M.B.A. in finance from the University of Oregon. He is a
Chartered Financial Analyst.

Wholesale Banking 89
Steve Ellis
Executive Vice President
Head of Wholesale Services
Steve Ellis is executive vice president and group head of the Wells Fargo
Wholesale Services Group, which includes Enterprise Payment Strategies,
Health Benefit Services, Technology Services, and Treasury Management
Products and Services. He is responsible for Wholesale Banking operations and support areas including commercial loan services, customer analytics, marketing and communications, public relations, risk management, and all activities integrating Wachovia business lines with Wells Fargo Wholesale
Banking.
A 22-year company veteran, Steve’s previous responsibilities included starting up and running the Wholesale Internet Solutions group, which launched Wells Fargo’s award-winning Commercial Electronic Office® (CEO®)
Internet portal in 2000. Prior to starting up Wholesale Internet Solutions,
Steve held senior finance and operations roles in Wells Fargo Commercial
Banking, Real Estate Group, and Wholesale Banking.
Mr. Ellis has a B.S. in economics from Pennsylvania State University and an
M.B.A. from the University of Oregon. He is the vice chairperson of the board of directors for NACHA, The Electronic Payments Association. He also serves on the Wells Fargo Environmental Affairs Council.

Wealth, Brokerage and Retirement (WBR) David Carroll Senior Executive Vice President Group Head May 14, 2010 © 2010 Wells Fargo & Company. All rights reserved.

Wealth, Brokerage and Retirement 1 Agenda Business overview Competitive advantage Growth opportunities Performance targets Merger update Biographies

Wealth, Brokerage and Retirement 2 Business overview Size & Scope Market Positioning Financial Performance

Wealth, Brokerage and Retirement 3
WBR mission statement
Build enduring client relationships on a foundation of
sound, thoughtful and objective advice
Develop individualized financial plans
to help meet
clients’ financial objectives
Help our clients build, manage, preserve and
transition their financial resources and wealth
Provide our clients financial peace of mind

Wealth, Brokerage and Retirement 4
WBR overview
Wealth Management
Provides affluent and high net worth clients with a complete range of wealth management solutions including financial planning, private banking, credit, investment management and trust. Family Wealth delivers a complete and distinct experience focused on the wealth needs of ultra affluent families
Brokerage
Financial advisors primarily serve affluent and high net worth clients’ advisory, brokerage and financial needs, through multiple channels, as part of one of the largest full-service brokerage firms in the U.S.
Retirement
Provides retirement services for individual investors and is a national leader in 401(k) and pension record keeping
Wealth, Brokerage and Retirement provides a full range of financial advisory, lending, fiduciary, and investment management services to clients using a planning approach tailored to meet each client’s needs.

Wealth, Brokerage and Retirement 5
275,000 households
Affluent Client Partnership
High Net Worth & Ultra High Net
Worth Relationships
Strategic Focus:
– Client peace of mind
– Deep client relationships
– Objective, thoughtful advice
– Complete wealth solutions
– One Wells Fargo
2,300 Client Professionals
Brands
The Private Bank
Wells Fargo Family Wealth
3.5MM retirement plan
participants/pensioners from
more than 7,600 business,
union, and government plans
3.7MM retail retirement
households
Strategic Focus:
– Become pre-eminent
retirement provider for
businesses and individuals
Nearly 300 Sales Directors and
Relationship Mgrs
Brands
Wells Fargo Institutional
Retirement and Trust
Wystar Global
Wells Fargo Consulting (BPS&M)
Union Hamilton
4.5MM households
High Net Worth, Affluent and
Mass clients
Strategic Focus:
– Grow loyal client
relationships by delivering
peace of mind through
holistic financial advice
21,000 Registered Reps
– 15,100 FAs
Brands
Wells Fargo Advisors
SM
Wells Fargo Advisors Financial Network
SM
WellsTrade
Wells Fargo Investments
H.D. Vest, First Clearing
WBR
(1) As of March 31, 2010.
(2) Trailing twelve months (TTM) through March 31, 2010.
Wealth Management
Wealth, Brokerage and Retirement
(1)
$11.2B revenue
(2)
$43B loans
$125B deposits
$1.25T client assets
15,100 Financial Advisors
Retirement
Brokerage

Wealth, Brokerage and Retirement 6
WBR market positioning
Brokerage
(1)
3rd Largest U.S. Retail Brokerage firm with $1.1T in client assets and 15,100
Financial Advisors
Wealth
Management
3rd Largest Wealth Management firm based on $375B
(
²
)
in U.S. Private Client
Assets
2nd Largest U.S.-Based Multifamily Office
(3)
with $24B in Assets Under
Advisement and an average relationship size over $75MM
(1)
Retirement
6th Largest Defined Contribution Provider based on assets of $91B
(4)
7th Largest Defined Contribution Provider based on 3.0 million
Defined
Contribution Participants
(4)
Largest seller of annuities
(5)
4th Largest IRA provider
(6)
WBR
Deposits
7th Largest Retail Deposit base in the U.S.
(1)
Attractive, stable funding source for the company with weighted average cost of
0.21%
(1) Source: Company data and peer analysis.
(2) Source: Barron’s 2009 Survey; Based on Assets Under Management in
accounts > $5MM, (as of June 30, 2009). Includes Brokerage Client Assets
and Wealth Assets Under Management.
(3) Sources: Cerulli, FundFire, Family Wealth Alliance Multifamily Office
Study 2009; Company figures reflect year end 2009.
(4) Source: P&I Top DC Recordkeepers, July 2009.
(5) Largest 3rd Party Distributor - Life Insurance Marketing and Research
Association - 3Q09.
(6) Cerulli Associates 2Q09 (based on assets).

Wealth, Brokerage and Retirement 7 WBR Financial Performance

Wealth, Brokerage and Retirement 8
$176
$282
1Q09 1Q10
WBR financial performance
27%
15.7%
1Q10
ROE Pre-tax Margin
Performance Measures
(2)
($ millions)
Net Income After Tax
TTM Revenue
(1)
by Line of Business
Private
Banking &
Trust
$2.0
18%
Retirement
$0.7
6%
Retail Brokerage
$8.5
76%
Revenue
($ billions)
Noninterest Expense
($ billions)
$2.5
$2.9
1Q09 1Q10
$2.2
$2.4
1Q09 1Q10
(1) Trailing twelve months as of 3/31/2010.
(2) ROE – Return on Equity defined as net income after tax divided by equity (calculated for WBR with 7% equity).
Pre-tax margin defined as pre-tax income/total revenue.
($  billions)

Wealth, Brokerage and Retirement 9
WBR 14%
WBR revenue and earnings contribution
Share of WFC
revenues and earnings
Earnings
Revenues
89%
86%
WBR 11%
WBR revenues by category
or by subsegment contribution
Net Interest
Income
23%
Other
7%
Commissions
22%
Trust & Investment Fees
48%
Trust, Investment Fees, & Commissions
70%
Data: 1st quarter 2010.

Wealth, Brokerage and Retirement 10
WBR key metrics
YoY
1Q09 1Q10 Growth
Total WBR
Total Client Assets ($T) 1.0 $        1.3 $        21%
Avg Loans ($B) 47 44 -6%
Avg Deposits ($B) 103 124 21%
Brokerage
Series 7 brokers 16,115 15,119 -6%
Managed acct assets ($B) 141 $        208 $        48%
Client Assets ($T) 0.9 1.1 22%
Wealth Management
Assets Under Management ($B) 106 $        121 $        14%
Retirement
IRA Assets ($B) 194 $        248 $        28%
Institutional Retirement Plan Assets ($B) 172 232 35%

Wealth, Brokerage and Retirement 11 Competitive Advantage One Wells Fargo WBR Multi Channel Strategy WBR Client Focus

Wealth, Brokerage and Retirement 12
Bringing enterprise partners and solutions together for the client
Integrating enterprise products and services into the planning process
Community
Banking
Business
Banking
Wholesale
Banking
Mortgage
Banking
One Wells Fargo
Intra-
Division
Partners

Wealth, Brokerage and Retirement 13 13
Affluent
High Net
Worth
Mass
Market
Ultra
High Net
Worth
Relationship
Management
Banking
Investment
Management Trust Brokerage Insurance
Client
Management
Directors
Private
Bankers
and
Wealth
Advisors
Financial
Advisors
Private
Bankers
Trust
Officers
Investment
Managers
Financial
Advisors
Licensed
Bankers
Platform
Bankers
Regional
Bank
Private
Bankers
Services
Family
Wealth Brokerage Wealth
WBR client service model
Insurance
Specialists
Planning
Planning
Specialists/
Professionals

Wealth, Brokerage and Retirement 14
Brokerage multi-channel model positions us to serve
diverse client segments “when, where and how” they want
to be served
Wells Fargo
Advisors
Multi-
Channel
Delivery
Model
Segment
Potential
Target
Segments
Mass
Affluent High Net Worth
Direct Financial
Solutions
(DFS)
Investable Assets: $13.0T
Liabilities: $2.9T
Investable Assets:
$7.2T
Liabilities: $ 0.1T
Investable Assets:
$3.8T
Liabilities: $7.9T
WellsTrade
Wealth Brokerage Services (WBS)
Private Client Group (PCG)
Independent Brokerage Group (IBG)
FiNet Advisors, HD Vest, First Clearing Correspondents
Data as of June 2008; source: Booz & Company analysis; Federal Reserve data.
SM

Wealth, Brokerage and Retirement 15
Private Client Group (PCG)
Business
Model
One of the largest full service retail brokerage firms in U.S. by assets, FA count and sales revenue
Full Wealth management platform with access to investments, deposits, credit, trust, insurance, planning tools and retirement offerings
Structure
The product of several mergers and acquisitions over the years including
EVEREN, Prudential Securities and A.G. Edwards
Organized into 10 geographic regions with approximately 11,100 FAs in 930 U.S.
stores
Unique
Channel
Dynamics
Financial advisor is responsible for client acquisition and managing the relationship
Growth also driven by actively recruiting experienced FAs and trainees
Significant cross-sell opportunity with banking products
2009 Revenue
2009 YE Client
Assets
2009 YE Deposits 2009 YE FAs
$5.6 Billion $656 Billion $53 Billion 11,100
Key Statistical Data

Wealth, Brokerage and Retirement 16
Wealth Brokerage Services (WBS)
Business
Model
Positioned within Wealth Management and operates in partnership with
Community Bank to provide a broad range of products for clients
Provides a full wealth management platform with access to investments, deposits, credit, trust, insurance, planning tools and retirement offerings
Structure
Sales force of 2,800 Financial Advisors teaming with 6,200 Licensed Bankers/
Regional Bankers/Private Bankers to provide investment services to clients through 6,629 Wells Fargo banking stores
Many Financial Advisors aligned in Wealth hubs where they team with Private
Bankers, Trust Officers and Investment Managers to provide service to HNW clients
Unique
Channel
Dynamics
One of the most established, best penetrated bank investment businesses in U.S.
Partnership referrals from Community Bank and from Wealth Management teams create competitive advantages in growth and recruiting
WBS FAs are source of referrals for loan, deposit, investment management and trust and planning business for Wealth Management and Community Bank
2009 Revenue
2009 YE Client
Assets
2009 YE Deposits 2009 YE FAs
$1.5 Billion $213 Billion $12 Billion 2,800
Key Statistical Data

Wealth, Brokerage and Retirement 17
Independent Brokerage Group (IBG)
Business
Model
IBG complements Wells Fargo Advisors’ multi-channel client acquisition approach by capitalizing on fast-growing market segments
Full wealth management platform with access to investments, deposits, credit, trust, insurance, planning tools and retirement offerings
Structure
Includes independent practices: WFA Financial Network (FiNET) and H.D. Vest;
independent broker dealer: First Clearing
Maximizes efficiency by leveraging a common platform, a single set of solutions deployed for independents, correspondents and other full-service channels
Unique
Channel
Dynamics
Provides channel choice for advisors and their clients
Current industry dynamics fueling growth in the independent space
Opportunity to further grow cross-sell through a large network of affiliated independent practices and correspondents
2009 Revenue
2009 YE Client
Assets
2009 YE Deposits 2009 YE FAs
$0.9 Billion $173 Billion $8 Billion 970
Key Statistical Data

Wealth, Brokerage and Retirement 18
Direct Financial Solutions (DFS)
Business
Model
The Client Solutions Team (CST) proactively advises mass market segment
WellsTrade provides Self Directed Brokerage to clients and prospects
Structure
Provides remote client solutions and services for the Wealth, Brokerage and
Investment businesses
Partners with Financial Advisors to provide anytime/anywhere client access
Unique
Channel
Dynamics
Integration of “Financial Advisors One Click Away” enables clients to obtain personal financial advice while accessing WFA online
Dedicated Retirement resource specialists provide clients one-stop access to retirement solutions from both Bank and Brokerage
2009 Revenue
2009 YE Client
Assets
2009 YE Deposits 2009 YE FAs
$0.1 Billion $25 Billion $3 Billion 330
Key Statistical Data

Wealth, Brokerage and Retirement 19
Affluent Family Wealth The Private Bank
(TPB)
Measure of
Success
How it
works…
Family Office Wealth Team Financial Advisor
Client delivery
model
Client
Community
Bank
Wealth
Brokerage
Services
Client
WBS
Client
The Private
Bank
Family
Wealth
PB
IMT
Partnership with FA driving
Investment Solutions
Executed by integrated
team of professionals
Holistic Family Office
Management
40% 50%
30%
Benefits
% Affluent Investment
Penetration Rate
# of “Qualified” TPB
Clients
# of Families
Goal
Growing clients organically 6% per year
Growing
Balances
Increasing
Cross-sell
Improving
Retention
Three proven Wealth Management integrated
client delivery models

Wealth, Brokerage and Retirement 20
The Private Bank
Business
Model
Team-based relationship model
Relationships led by robust comprehensive planning capabilities
Client solutions tailored to HNW clients’ unique needs
Structure
Wealth Management regional hubs aligned with Wells Fargo regions
2,200 client-facing professionals including Wealth Advisors, Planning Strategists,
Private Bankers, Investment Managers, Trust & Fiduciary Specialists, and
Insurance Advisors
WBS Financial Advisors also are aligned with Wealth teams
Unique
Channel
Dynamics
Team-based culture that spans all disciplines has been built through leadership, recruiting, training, sales processes and systems
Deep relationships and shared goals across Wells Fargo lines
Minimum relationship size $1MM
2009 Revenue
2009 YE Client
Assets
2009 YE Deposits
2009 YE Client-
Facing Professionals
$1.9 Billion $132 Billion $48 Billion 2,200
Key Statistical Data

Wealth, Brokerage and Retirement 21
Family Wealth
Business
Model
Multi-Family Office delivery channel
Leverages core capabilities of the Private Bank with enhanced planning, investing, and fiduciary solutions
Client to Team ratio 10:1; high-touch model with global resources
Structure
Nationwide coverage through regional teams in Boston, Philadelphia, Charlotte,
Winston-Salem, Palm Beach, Minneapolis, Los Angeles and San Francisco
Unique
Channel
Dynamics
Enables UHNW families to responsibly steward their wealth
One Wells Fargo: Family Wealth partners with Wholesale Asset Management and other internal partners to deliver institutional-like solutions for clients
Minimum relationship size $50MM; typical relationship size >$100MM
2009 Revenue
2009 YE Client
Assets
2009 YE Deposits
2009 YE Client-
Facing Professionals
$107 Million $24 Billion $1.8 Billion 72
Key Statistical Data

Wealth, Brokerage and Retirement 22 WBR Client Focus

Wealth, Brokerage and Retirement 23
WBR planning services
Mass
Affluent
High
Net
Worth
Retirement
College
Basic Estate Goals
Asset Allocation/
Risk Profiling
Net Worth Statement
Family Dynamics
Wealth Transfer
Strategies
Charitable Giving
Complex Investing
Retirement
Planning Needs Delivery Model
~200+ Dedicated
credentialed planning
professionals providing
customized fee based
services to clients and
advisors through both our
Wealth and WFA channels
FA managed delivery of
Envision
®
plans serve
goal based planning as
the basis for continuous
dialogue between FAs
and clients
Self directed online
capabilities
Anticipated
Outcomes
Client and
Advisor loyalty
Improved firm
financial
performance
Increased
customer
satisfaction
We invest over $50MM annually across our channels to deliver the appropriate planning solutions to our clients

Wealth, Brokerage and Retirement 24
Our planning and objective advice is enabled by
Envision ® and is at the heart of our client promise…
Envision
®
is an intuitive, technology enabled
tool to provide planned advice…
Monitor Progress
“Stress Test” Goals
Recommendation
“In Balance” Targeted Confidence
Implement Allocation
Complete View of Client
Define Most Important
Life Goals
Prioritize Ideal &
Acceptable Outcomes
Wells Fargo Advisors primary investment planning tool
SM

Wealth, Brokerage and Retirement 25
“Legacy Wachovia ranks highest among its
peers in having a formal retirement plan for
High Net Worth clients”
Source: Phoenix Marketing International, The U.S. High Net Worth Market, 12/2008.
120 K
348 K
2006 2009
52%
23%
Adoption rates growing rapidly
Envision adoption has accelerated
over past 12 months; projected to
be ~70% by year end
Adopters bring us more assets
Key HHs with Envision
®
plan
generated >2X more net new
money than those without plan
(from 2009 to early 2010)
Adopters stay with us longer
Key HHs with Envision
®
plan ~4
times less likely to attrite than key
households without Envision
®
plan
Key Households with Investment Plan
% Represents Key HHs Adoption Rate
Our FAs have embraced Envision
®
and made
us an industry leader in planning for affluent
clients

Wealth, Brokerage and Retirement 26 Growth Opportunities Market Opportunity Performance Targets Cross-Sell

Wealth, Brokerage and Retirement 27
16%
30%
54%
Market opportunity: $24 trillion in U.S. financial
assets held by individuals
Mass
Affluent
High Net
Worth
Source: 2007 Federal Reserve Survey of Consumer Finances; estimates based on 2009 Federal Reserve Flow of Funds.

Wealth, Brokerage and Retirement 28
$24T in U.S. investable assets
$3T in liabilities in target segments
We operate
in a large
marketplace…
Assets represent a
revenue pool of
approximately $180B
Over 70 million individuals nearing
retirement
$4T in expected money movement over
5 years
Significant opportunities
to capitalize on “Money-
in-Motion” and cross-sell
services with affluent
Wells Bank clients
Growth in need for “Total Financial
Management” (i.e., Assets and
Liabilities)
…and
demanding
holistic advice
…with a high
growth
trajectory…
Winners are firms with
the depth and breadth to
offer the client a unified
experience
Big getting bigger
Proliferation of small players
…that’s
consolidating…
Top 3 firms dominate
full-service space
WBR market opportunity

Wealth, Brokerage and Retirement 29
Wealth Management market opportunity
U.S. Investable Assets
Mass
Affluent
Ultra High Net Worth Households
10,000 Households control >4% of U.S. Wealth
(1)
Multi-Family Office providers manage 30% of assets
and are fastest growing wealth service (10% CAGR)
(2)
Wells Fargo Family Wealth helps manage complex
assets across generations and legal entities
High Net Worth Households
675,000 Households control >25% of U.S. Wealth
(1)
Most assets in this segment are managed by
wirehouse brokers (>1/2) and private bank & trust
providers (~1/3)
(2)
The Private Bank delivers a complete set of
capabilities to clients including comprehensive
planning, private banking, investment management,
trust and access to brokerage
High Net Worth clients seek advice and solutions to build, manage, preserve and transition their wealth
UHNW
HNW
(1) 2007 Federal Reserve Survey of Consumer Finances; estimates based on 2009 Federal Reserve Flow of Funds.
(2) Cerulli Quantitative Update: HNW and UHNW Markets 2009. 10% CAGR based on a 5 year period ending 2013.
$13.0T
$3.8T
$1.0T
$6.2T
$7.2T

Wealth, Brokerage and Retirement 30
Retirement opportunity $18.5T: represents
70% of total financial asset holdings
Retirement Assets
2009, US $ Trillions
71%
29%
100% = $26T
(1)
Retirement
assets
$18.5
$7.5
$11
Tax
Advantaged
Total
Retirement
asset pool
Taxable
Defined Contribution
IRA
Private Defined Benefit
Deposits, CD, etc
Stocks, Bonds,
Mutual Funds, etc
Other (including
annuities)
Other
assets
2.0
4.5
1.5
4.0
2.0
4.5
(1) Total financial assets held for households is $26T, which includes $2T in private defined benefit assets.
Source: 2007 Survey of Consumer Finance; Cerulli, Cerulli Quantitative Update Retirement Markets, 2009;
Wells Fargo estimates.

Wealth, Brokerage and Retirement 31
A comfortable retirement is top of mind for our
clients and they need our help
A comfortable retirement is
important to our clients
- 69% of affluent investors rated
“Assure a comfortable standard of
living during retirement” as extremely
important – higher than any other
financial goal
Clients need support and education
- Clients anticipate a 9.3% withdrawal
rate annually (yet the conventional
advice is for 4-5%)
Retirement is important and
complex
Dedicated Retirement division
- Identify “Worker through Retirement”
opportunities
- Develop retirement abilities with channels
- Leverage institutional capabilities
Industry leading cross-sell focus
- Customer centric not product centric
- Culture
- Systems
Multichannel approach
- Internal - WFA, Wealth Brokerage and
Retail Bank
- Direct
- Institutional
Wells Fargo is in a strong position
to help
Source: TNS, Affluent Market Research Program, September 2009; Wells Fargo, Retirement Fitness Survey, 2009.

Wealth, Brokerage and Retirement 32 Wealth Management: Jay Welker Envision ® Video Presentation Brokerage: Danny Ludeman WBR Focus On:

Wealth, Brokerage and Retirement 33 Wealth Management Jay Welker

Wealth, Brokerage and Retirement 34
Affluent Family Wealth The Private Bank
(TPB)
Measure of
Success
How it
works…
Family Office Wealth Team Financial Advisor
Client delivery
model
Client
Community
Bank
Wealth
Brokerage
Services
Client
Client
The Private
Bank
Family
Wealth
IMT
Partnership with FA driving
Investment Solutions
Executed by integrated
team of professionals
Holistic Family Office
Management
40% 50%
30%
Benefits
% Affluent Investment
Penetration Rate
# of “Qualified” TPB
Clients
# of Families
Goal
Growing clients organically 6% per year
Growing
Balances
Increasing
Cross-sell
Improving
Retention
Wealth Management
Three proven integrated client delivery models
PB
WBS

Wealth, Brokerage and Retirement 35 Brokerage Danny Ludeman

Wealth, Brokerage and Retirement 36
Total Enterprise
Households
40MM
Retail
21 MM HH
6.02 legacy Wells Fargo
cross-sell
4.85 Wachovia cross-sell
5.5 MM HH
Non-Bank
2.7 MM HH
Retail Bank
Overlap
2.8 MM HH
WBR
(1)
9.44 Cross-sell
Non-Retail
19 MM HH
Deepening relationships - 13% of retail bank households overlap with WBR
Significant opportunity to further penetrate retail households with brokerage and retirement products
WBR cross-sell opportunity
(1) WBR households are total combined households excluding Institutional Retirement participants.
Cross-sell represents the number of products owned by WF household. Data as of  January 2010.

Wealth, Brokerage and Retirement 37
Retail
21 MM HH
1.2 MM HH
Non-Bank
.3 MM HH
Retail Bank Overlap
.9 MM HH
WBS
Non-Retail
19 MM HH
1.5 MM HH
Non-Bank
.4 MM HH
Wealth
(2)
3.7 MM HH
Non-Bank
1.7 MM HH
Retirement
(2)
Retail Bank Overlap
1.1 MM HH
3.3 MM HH
Non-Bank
2.2 MM HH
Brokerage
(2)
Retail Bank
Overlap
1.1 MM HH
Retail Bank Overlap
2.0 MM HH
Retail Bank overlap by WBR line of business
Total Enterprise
Households
40 MM
(1) WBR households are total combined households excluding Institutional Retirement participants.
(2) Wealth includes WBS; Brokerage includes PCG, IBG and DFS channels; Retirement excludes Institutional Retirement participants. The populations are not mutually exclusive.
Cross-Sell represents the number of products owned by WF household. Data as of January 2010.

Wealth, Brokerage and Retirement 38
Brokerage (1) households with a banking
relationship
1.1MM Households
Average Cross-sell 11.01
33% of Brokerage households have a retail bank relationship
Significant opportunity to cross-sell between Brokerage and Community Banking
Securities
71%
Time
Deposits
19%
Deposits/
Cash
4%
Checking
3%
Annuities
3%
Top Products
(1) Brokerage includes PCG, IBG and DFS channels.
Cross-Sell represents the number of products owned by WF household. Data as of  January 2010.

Wealth, Brokerage and Retirement 39
Brokerage
(1)
client – What products do they hold
Significant Cross-sell opportunity exists between Brokerage and the Community Bank
Example of PCG
Brokerage Client
$5.5mm in balances with
Wells Fargo
Portfolio Management Account
Regular Brokerage
WellsAdvisor
Standard Brokerage
Checking: Private Banking Market Rate Savings
Traditional IRA
Roth IRA
On-line Banking
PMA Prime Checking Account
ATM Card
(1) Brokerage includes PCG, IBG and DFS channels.
Cross-Sell represents the number of products owned by WF household. Data as of  Jan 2010.

Wealth, Brokerage and Retirement 40
Cross-selling investments into banking
and banking into retail brokerage:
Drives balance growth
(1)
Includes Banking balances +18%
Improves cross-sell
–
Banking products +13%
–
Total products +52%
Improves retention
Significant cross-sell opportunity for affluent
households both in the bank and in brokerage
Average Household Balance per Client ($000s)
(1)
$261
$420
$468
Retail Banking
Only
Retail Banking
and WBS
Retail Banking
and PCG/IBG
Focus on affluent opportunity between retail
banking and affluent brokerage clients
Analysis of Households >$100K and <$1MM.
Retail Brokerage
Only Households
(No Banking
Products)
2.8MM WFC
Affluent Retail
and Non-Retail
Banking Only
Households
(No Investments)
1MM Joint
Affluent
Households
Opportunity For
Banking Products
Opportunity For
Investment Products
850K
Affluent
HHs

Wealth, Brokerage and Retirement 41
Current Joint Affluent Cross-sell
success: 1MM HH
Opportunity:
2.8MM retail bank affluent HH
850,000 Brokerage affluent HH
A 10% increase in joint affluent households estimated to generate:
$60B client asset growth
$20B Brokerage managed account growth
$23B loan growth
$900MM revenue growth
Multi-year organic growth opportunity
WBR cross-sell opportunity: Growth potential
from successful affluent cross-sell
Analysis of Households >100K and <$1MM.
2.8MM WFC Affluent
Retail
and Non-Retail
Banking Only
Households
(No Investments)
1MM Joint
Affluent
Households
Opportunity For
Banking Products
850K
Affluent
HHs
Opportunity For
Investment Products
Retail Brokerage Only
Households
(No Banking Products)

Wealth, Brokerage and Retirement 42
64%
68%
75%
2009 1Q10 3 Yr Target
2.7%
3.5%
1Q10 Annualized 3 Yr Target
6.7%
8%
16%
22%
14%
20%
25%
2009 1Q10 3 Yr Target
Pre-tax Operating Margin
(1)
WBR performance targets
Operating Leverage
Recurring Revenue as a % of
Total Revenue
(3)
$1.2
$1.25
$1.5
2009 1Q10 3 Yr Target
Client Assets
($ trillions)
As Reported
As Reported         Ex-Intangible Amortization
Ex-Intangible Amortization and
2009 ARS Settlement (2)
(1)  Pre-tax Operating Margin. As Reported defined as pre-tax income/total revenue, Ex-Intangible Amortization excludes intangible amortization expense in determining pre-tax income.
(2)  Operating leverage defined as growth in revenue less growth in expense. Excludes impact of intangible amortization and Auction Rate Securities (ARS) settlement of $209MM.
(3)  Recurring Revenue defined as net interest income, asset-based and other on-going fees, excludes transaction-based, trading and other one-time revenue.

Wealth, Brokerage and Retirement 43
Merger update
Integration Timeline
Wells Fargo
Advisors
Rebranding
Corporate
401K Plan
Conversion
Convert Customer Relationship
Management Tools to New
Platform for Wealth and
Regional Bank
Institutional
Retirement
Rebranding
Convert Core
Trust Platform
to SEI Trust
3000
Implement
Liquid Collateral
Monitoring
System
Convert Defined Contribution
Plans to New Institutional
Retirement Platform
Convert WFI
Brokerage, IRA,
Annuity Customers
to WFA Platform
Retail
Retirement
Rebranding
Establish Connectivity
Between Brokerage
and Banking
Applications
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q
2009 2010 2011

Wealth, Brokerage and Retirement 44
Wealth, Brokerage and Retirement (WBR)
Attractive, large and growing market/segments
Leading provider across wealth, brokerage, retirement and retail deposit segments, fueled by strong demographic and economic tailwind
Key Competitive Positioning
Advice-based planning to achieve client’s financial peace of mind
Differentiating multi-channel architecture to meet client needs and advisor preferences
–
Platform and distribution scale
Significant Growth Opportunity
Sizeable opportunity to deepen Wells Fargo customer relationships and add new customers
Strong growth segment for the company
–
Earnings growth leveraged to rising short term interest rates
–
Recurring revenue
–
Proven internal partnerships

Wealth, Brokerage and Retirement 45 Appendix

Wealth, Brokerage and Retirement 46
Wealth households (1) with bank retail
1.1MM Households
Average Cross-sell 10.41
75% of the Wealth households have a relationship with the retail bank driven by WBS
Average household cross-sell of 10.41 is driven by securities, time deposits and checking
(1) Wealth households include WBS.
Cross-Sell represents the number of products owned by WF household. Data as of  Jan 2010.
Loans and Lines 2%
Mortgage 1%
Annuities 3%
Deposits/Cash 4%
Checkin g 8%
Time Deposits
22%
Securities 60%
Top Products

Wealth, Brokerage and Retirement 47
Wealth client (1) – What products do they hold
Example of Wealth Client
$2.5mm in balances with
Wells Fargo
Wealth households on average have 10.41 products, with a mix of retail bank and wealth products
Portfolio Management Account
PMA Prime Checking Account
Money Market Checking
Regular Brokerage
ATM Card
Private Banking
On-line Banking
Business Platinum Check Card
Platinum Check Card
Prime Equity Line
Debit Card
(1) Wealth households include WBS.
Cross-Sell represents the number of products owned by WF household. Data as of  Jan 2010.

Wealth, Brokerage and Retirement 48
Retirement (1) households with bank retail
2.0MM Households
Average Cross-sell 10.31
Top Products
54% of Retirement households have a retail bank relationship
Average cross-sell of 10.31 driven by securities, time deposits and money market/savings
(1) Excludes Institutional Retirement participants.
Cross-Sell represents the number of products owned by WF household. Data as of  Jan 2010.
Loans and Lines 1%
Checking 1%
Annuities 2%
Deposits/Cash 4%
Time Deposits
37%
Securities 55%

Wealth, Brokerage and Retirement 49
Retirement (1) client –What products
do they hold
Example of Retirement
Client
$1.2mm in balances with
Wells Fargo
Retirement clients have a deep bank relationship
12 month Cash Deposit
Personal Trust
IRA Brokerage Account
Home Equity Line
Debit Card
Visa Platinum
Personal Non Interest Checking
Prime Equity Line
Personal Interest Checking – Crown Premium
(1) Excludes Institutional Retirement participants.
Cross-Sell represents the number of products owned by WF household. Data as of  Jan 2010.

Wealth, Brokerage and Retirement 50 Biographies

Wealth, Brokerage and Retirement 51
David M. Carroll
Senior Executive Vice President
Group Head
Wealth, Brokerage and Retirement Services
David Carroll is responsible for Wells Fargo’s wealth management business, including private banking and trust and estate services; brokerage services, including retail brokerage; and retirement services, including its institutional recordkeeping business.
A 30-year financial services veteran, he joined Wachovia Bank & Trust
Company in 1979 and then First Union Bank (renamed Wachovia after 2001 merger) in 1981. Since 2005, he served as senior executive vice president and head of Wachovia’s Capital Management Group, which included retail brokerage (Wachovia Securities), asset management (Evergreen
Investments), and Retirement and Investment Products. Previously, he was
head of corporate services and merger integration, chief of eCommerce and technology, and head of First Union’s General Banking Group region’s in
Florida and Georgia.
Mr. Carroll serves on the Board of the Mint Museum of Art in Charlotte and
on the Board of Visitors of the Kenan-Flager Business School at the University
of North Carolina at Chapel Hill. A North Carolina native, he earned his bachelor’s degree in business administration from University of North
Carolina-Chapel Hill.

Wealth, Brokerage and Retirement 52
Jay Welker
Executive Vice President
President of Wealth Management
Jay Welker is executive vice president and president of Wells Fargo Wealth
Management. In this role, Mr. Welker leads approximately 11,000 team members who provide investment management, private banking, trust, estate, credit, insurance, brokerage and integrated wealth management services to high net worth and affluent individuals.
Mr. Welker joined Wells Fargo in 1988 to oversee regional commercial banking offices in California and, in 1995, became a Private Client Services regional manager in California. In 1997, Mr. Welker joined U.S. Trust
Company to open and manage its San Francisco office and became division president responsible for offices in Northern California and Orange County in
2002. He returned to Wells Fargo in 2003 as head of Wells Fargo Wealth
Management.
Mr. Welker earned his bachelor’s degree in economics from the University of
California, San Diego and completed University of Washington’s Pacific Coast
Banking School.  Mr. Welker is chairman of Wells Fargo Investments, LLC and
Wells Fargo Alternative Asset Management. He is a member of the Board of
Directors of the Exploratorium in San Francisco and Pepperdine University’s
Seaver College Board of Visitors.

Wealth, Brokerage and Retirement 53
Danny Ludeman
Executive Vice President
President of Wells Fargo Advisors, LLC
Danny Ludeman is executive vice president and head of Wells Fargo Advisors, LLC.
In this role, Mr. Ludeman provides leadership for one of the nation’s largest full-
service retail brokerage organizations.
Prior to joining Wells Fargo, Mr. Ludeman served as president and chief executive of Wachovia Securities since 1999. Previously, Mr. Ludeman held leadership positions at Wheat First Securities, which was acquired by First Union (renamed
Wachovia after 2001 merger), and where he began his career as a financial advisor. He has been in the financial services industry for 30 years.
Mr. Ludeman completed his undergraduate studies at  Virginia Tech and Virginia
Commonwealth University where he earned his bachelor’s degree in economics. He earned his MBA from the College of William and Mary. He is a board member and former chairman of the Securities Industry and Financial Markets Association and
serves on the boards of the College of William and Mary School of Business
Administration, the University of Richmond, the United Way of
Greater St. Louis, the St. Louis Zoo, the RCGA Board of Economic Development,
John Burroughs School, and Civic Progress in St. Louis.

Asset-Liability Management © 2010 Wells Fargo & Company. All rights reserved. May 14, 2010 Howard Atkins Senior Executive Vice President and Chief Financial Officer

Asset-Liability Management 1 Asset-liability management Interest rate risk management Market risk management Liquidity Investment portfolio

Asset-Liability Management 2
Interest rate risk
Key points
We are not in the business of predicting interest rates
Our customers determine the duration of our loans and deposits; we limit the net exposure to earnings/equity
LOBs “own” their balance sheets; risk mitigated at the enterprise level
Earnings at risk analysis for short/intermediate term risk assessment; net duration of equity for longer-term risk assessment
Multiple rate paths, multiple balance sheets, multiple credit loss forecasts considered
Integrated with quarterly capital stress testing
Interest Rates
Interest Rates Interest Rates
Core Bank (Illustrative)
Consolidated Company
(Illustrative)
Mortgage Business
(Illustrative)
+
=

Asset-Liability Management 3
Market risk
VaR
$MMs
WFC 45
JPM 184
BAC 253
C 232
GS 253
MS 336
Trading Assets
(including in-the-money derivatives; $B)
WFC 43
JPM 411
BAC 263
C 343
GS 342
MS 300
Market risks are:
Stress tested
Back tested
Transparent to executive management
As of 4Q09.

Asset-Liability Management 4
Liquidity
Parent company should be source of
strength for bank subsidiaries
Rollover risk needs to be managed
carefully
Funding diversification (long-term debt)
Stable deposit base is critical
% of Consolidated Assets in Bank
Subsidiaries
WFC 91
JPM 77
BOA 71
Citi 59
Deposits / Total Liabilities (Q4 Ending)
WFC 73%
JPM 50%
BOA 50%
Citi 49%
% of Long Term Debt Maturing
in the Next 5 Years
WFC 36%
JPM 54%
BOA 46%
Citi 41%
20%
80%
37%
63%
Source:  FDIC, Milken Institute.
Wells Fargo
Large Peer Average
Non-US Dollar denominated
US Dollar denominated
Source: Bloomberg.

Asset-Liability Management 5
Investment portfolio
% of Portfolio
Fixed Income Investments:
Agency MBS/Treasuries 45%
Non-agency MBS 12%
Munis 9%
Commercial MBS 7%
Auto and ABS 7%
Corporate debt 4%
Collateralized debt securities 2%
Foreign corporations/ABS 2%
Equity Investments:
Fed/FHLB stock 4%
Marketable equities 3%
Private equity 2%
Community reinvestment 2%
All other 1%
Highly liquid, well diversified
Focus on long-term yield in
sectors we know something about
from our core businesses
Negligible exposures in higher-
risk sectors

Corporate Credit & Risk Mike Loughlin Chief Credit and Risk Officer May 14, 2010 © 2010 Wells Fargo & Company. All rights reserved.

Corporate Credit & Risk 1
Agenda
How Wells Fargo manages risk
Why we believe this works
Corporate Credit & Risk is the strong second line
10 things you should know about our credit process
Why we believe quarterly credit losses have peaked
Risks
A retrospective of the latest
credit crisis

Corporate Credit & Risk 2
How Wells Fargo manages risk
Executive management and the board of directors set boundaries on risk appetite
Control groups: over 16,500 team members focus on controls and risk management, about 70% of these team members are in the lines of business
First line – Line of Business
- Business owners understand and own the risks in their business and have primary accountability for managing the risks
- Business owners have invested heavily in people, training and systems to manage risk
Second line - Corporate Credit & Risk
- Provides independent monitoring, oversight and, if necessary, challenge and escalation of risk issues
- Monitors compliance with applicable laws and regulations
- Provides an enterprise wide view of risk, assists management and the board in identifying and monitoring risks that may affect multiple lines of business, and has the credit approval authority and delegation accountability for the company
Third line – Internal Audit
- Independent testing

Corporate Credit & Risk 3
Why we believe this works
Strong risk culture
- We take risks that are in line with our customers’ interests
- The firm has an embedded culture of accountability
- Heavy emphasis on expert judgment
- We incur risks we understand and avoid risks we don’t
- Superior risk management is considered a competitive advantage that benefits shareholders
Engaged organization for monitoring and managing risk
- Top-down: from board oversight to operating committee and other enterprise risk committees
- Bottom-up: line business managers, embedded risk managers
Execution capability
- Excellence in execution allows us to anticipate, escalate and react
Scalable
- Retains the traditional Wells Fargo risk approach
- Investment in risk & control

Corporate Credit & Risk 4
Corporate Credit & Risk is the
strong second line
Oversight
Establish policy frameworks for credit & operational risk
Provide approvals per policy
‘Challenge’ exposure levels for all risk types to risk appetite
Monitoring/
Reporting
Provide risk transparency through monitoring, aggregation, reporting of credit and operating risks, and the allowance process
Risk
Operations
Independent operational support to achieve quality & consistency
– Regulatory compliance operations for the enterprise
– Independent valuation services for commercial and residential assets
Testing
Independent testing of credit practices within the lines of business
Testing of compliance and operational risks within the lines of business in addition to independent testing by Audit

Corporate Credit & Risk 5
10 things you should know about
our credit process
1. Significant investment in up-front due diligence and ongoing monitoring by two units independent from line: Know Your Customer and Financial Crimes
Investigations Units
2. We use expert judgment - models do not drive our credit granting
3. We do not use rating agency or third party input in granting credit
4. Loans are not made by committee: individuals sign each wholesale loan and are held accountable
5. Our credit people are highly regarded and considered leaders in the company
6. Our senior business managers have spent time in credit or workout positions
7. We are cash flow lenders
8. We don’t offer loans unless they have a clear benefit to the customer
(legacy Wells Fargo never offered negative amortization mortgages)
9. Heavy emphasis on monitoring to detect credit issues early
10. We are not hesitant about exiting businesses that don’t meet our credit or return hurdles: legacy Wells Fargo Indirect Auto, legacy Wells Fargo liquidating home equity

Corporate Credit & Risk 6
Portfolio
Economy
Why we believe quarterly credit losses
have peaked
(1)
The economy has improved
-
The housing market has stabilized in a number of markets as
evidenced by less severity
- Unemployment may have hit an inflection point in October 2009
Early stage loan delinquencies are stabilizing in a number of consumer portfolios
Criticized assets growth is stabilizing in the commercial and commercial real estate portfolios
NPL growth rate
(2)
believed to have peaked in 2Q09; rate of increase
slowed since then, from 50% quarterly increase in 2Q09 to 11% in
1Q10. Loss expectations for nonaccrual loans are driven by delinquency rates, default probabilities and severities, which are significantly mitigated
CRE Portfolio composition is diversified by property type
and distribution
Wachovia assets are well understood; purchased credit-impaired
(PCI) loans in the aggregate have continued to perform better than original expectations
(1) Based on current economic conditions and forecasts.
(2) Nonaccrual loans exclude PCI loans acquired from Wachovia since these loans were written down in purchase accounting as of December 31, 2008, to an amount expected to be collectable. This elimination of nonaccruals affected the quarterly growth rates in 2009, both dollars and percentage change.

Corporate Credit & Risk 7
Action
Strategy
Why we believe quarterly credit losses
have peaked
(1)
(cont’d)
Focus on relationship lending
Predominantly a real estate secured lender
Capability in capital markets and leveraged lending to enhance customer relationships
Well controlled and high quality international exposure
Credit card portfolio is 3% of loans and issuance is to existing customers
Legacy Wells Fargo did not originate negative amortization mortgage products
Strong risk processes
- Underwriting is done loan by loan, verified, and liquidity requirements are enforced
- Active credit surveillance
- Risk Asset Review anticipates conducting approximately 200 exams in 2010
Quick and effective response due to active surveillance
- Tightening credit policies and loan structures from 1Q08 has been effective as shown by recent vintages’ improved performance
- Reduced existing credit limits in the home equity and credit card portfolios
- Created home equity liquidating portfolio and non-strategic loan portfolios are in run-off
- Added to collections and workout talent
- Addressed builders early in the cycle as California was a leading indicator of problems
(1) Based on current economic conditions and forecasts.

Corporate Credit & Risk 8
Risks
We take a disciplined approach to risk management: we don’t
take risks we don’t understand, and we operate with a
balanced, sound, tested control system
Credit outlook is sensitive to future economic conditions;
negatively affected by:
- Spike in interest rates
- Spike in cap rates
- Higher unemployment/under-employment
- Lower housing prices
- Government mandated modification programs

Corporate Credit & Risk 9
A retrospective of the latest
credit crisis
Things we have historically done well
- Relationships with our customers
- Maintenance of a strong risk culture
- Risk management execution capability
- Effective governance, efficient processes, combined with a culture of accountability to promote excellence in execution: getting it done, getting it done right, getting it done fast
- The results: demonstrable quality in risk management, “de-risking” portfolios, anticipating issues, swift response to change
‘Learnings’ we have incorporated
- Cycles and bubbles happen: we have enhanced risk governance around concentrations through stress testing, aggregation, the allowance process, and reporting
- Non-traditional lending and market-driven underwriting need to be severely scrutinized:
enhanced new products and conflicts processes
- Risk should be shared through the life cycle: originators should have skin in the game;
risks should be transparent; strategic decisions reviewed in context of risk appetite

Corporate Credit & Risk 10 Appendix

Corporate Credit & Risk 11
1Q10 Loan portfolio
$781 billion
(1)
loan portfolio
Other Revolving Credit
and Installment
Consumer RE 1-4
Family First
Consumer RE
1-4 Family
Junior Lien
Credit Card
Commercial
Commercial
Real Estate
Mortgage
Commercial Leasing
Foreign
CRE Construction
(1) Period-end balance sheet as of 3/31/2010. Includes $25.3 billion in loans from certain variable interest entities (VIE).
$456 billion consumer
loan portfolio
87% secured
75% secured by real estate
- 70% secured by a first lien
$297 billion commercial
loan portfolio
85% secured

Corporate Credit & Risk 12
Source: Federal Housing Finance Agency, National Association of Realtors, S&P Corp. and Wells Fargo Securities, LLC.
Residential home prices are beginning
to stabilize
-24%
-20%
-16%
-12%
-8%
-4%
0%
4%
8%
12%
16%
20%
24%
1997 1999 2001 2003 2005 2007 2009
Home Prices
Year-over-Year Percentage Change
Median Sale Price, 3-M Mov Avg: Mar @ -0.7%
FHFA Purchase Only Index: Feb @ -3.4%
S&P Case-Shiller Composite-10: Feb @ 1.4%

Corporate Credit & Risk 13
Case-Shiller linked quarter change in home prices
in WFC’s top 10 residential real estate MSAs (1)
(1) $317.5 billion residential real estate portfolio as of December 31, 2009.
(2) Top 10 MSAs make up 34% of our residential real estate exposure.
Home prices have stabilized in all of our Top 10 MSAs
(2)
-15%
-10%
-5%
0%
5%
10%
Los Angeles,
CA
Oakland, CA Santa Ana, CA New York-
White Plains,
NY-NJ
San Francisco, San Diego, CA
CA
Washington,
DC
San Jose, CA Riverside, CA Phoenix, AZ
Case-Shiller % Change During Quarter
1Q09
2Q09
3Q09
4Q09

Corporate Credit & Risk 14
Average change in property value
(1)
for WFC’s
top 10 residential real estate MSAs
(1) Average property value based on September 2009, December 2009 and March 2010 valuation updates, including AVMs, of existing loans.
(2) Top 10 MSAs make up 34% of our residential real estate exposure.
(3) Average change based on 82% of accounts in total residential real estate portfolio with available values in all three time periods.
Quarterly portfolio refresh shows linked quarter property values have stabilized in 9 of our Top 10 MSAs
(2)
-6%
-4%
-2%
0%
2%
4%
6%
8%
10%
12%
14%
Los Angeles,
CA
Oakland, CA Santa Ana,
CA
New York-
White Plains, Francisco, CA
NY-NJ
San San Diego,
CA
Washington, San Jose, CA Riverside, CA
DC
Phoenix, AZ
Average Change in Property Value for Residential RE Portfolio
(3)
% Change during 4Q09 % Change during 1Q10

Prime Mortgage Delinquency Trend ($ millions)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10
$ Delq 30+
$ Delq 30-150
$ Delq 150+

National Home Equity Delinquency Trend ($ millions)
PCI adjustment on the Wachovia portfolio
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10
$ Delq 30+
$ Delq 30-150
$ Delq 150+

Credit Card Delinquency Trend ($ millions)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10
$ Delq 30+
$ Delq 30-150
$ Delq 150+

Wells Fargo Dealer Services Delinquency Trend ($ millions)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Jun-09
Sep-09
Dec-09
Mar-10
$ Delq 30+
$ Delq 30-150
$ Delq 150+

Corporate Credit & Risk 15 Consumer delinquency trends improving in major consumer loan categories

Corporate Credit & Risk 16
Early stage delinquencies continued to show
stabilization
Although 150+ DPD continued to increase
as a result of foreclosure moratoriums and
modification programs, the loans have
been written down to net realizable value
or evaluated through the allowance for
loan losses
Roll rates from current to 30+ DPD
continued to improve in 1Q10
Pick-a-Pay non-impaired and PCI portfolios continued
to perform better than original expectations

Corporate Credit & Risk 17
Commercial criticized commitment
(1)
growth is stabilizing
23.1%
12.8%
15.6%
5.1%
-5.7%
-10%
-5%
0%
5%
10%
15%
20%
25%
1Q09 2Q09 3Q09 4Q09 1Q10
Linked Quarter Change in Criticized Commitments
(1)  Based on internal and proprietary customer gradings of perceived risk of commercial and commercial real estate loan commitments excluding securities and foreclosed assets. Criticized commitments defined as credits that range from possessing potential weaknesses that deserve management’s close attention and if left uncorrected may result in deterioration of the borrower’s ability to repay or in Wells Fargo’s credit position at some future date, to weaknesses in credits that make collection or liquidation of the debt in full, on the basis of currently existing facts and conditions, highly questionable and improbable.

Corporate Credit & Risk 18
($ millions, linked quarter change)
Quarterly NPL growth rate (1) reflects slowing trend
NPL growth rate
(1)
believed to have peaked in 2Q09
(2)
and the rate of
increase has continued to slow since then
Commercial and Commercial
Real Estate
Consumer
$0
$500
$1,000
$1,500
$2,000
$2,500
$3,000
$3,500
4Q08 1Q09 2Q09 3Q09 4Q09 1Q10
0%
10%
20%
30%
40%
50%
60%
70%
80%
$0
$500
$1,000
$1,500
$2,000
$2,500
$3,000
$3,500
4Q08 1Q09 2Q09 3Q09 4Q09 1Q10
0%
10%
20%
30%
40%
50%
60%
70%
80%
NPL $ change
NPL % change
Other NPL $ change
NPL $ from FAS 167 consolidation
Total NPL % change
(1) As a result of PCI loan accounting applied to Wachovia portfolios at December 31, 2008, certain credit-related metrics, including the growth rate in nonperforming loans and charge-offs, may not be directly comparable with other reported periods because PCI loans were written down to fair value and virtually all of Wachovia’s nonaccrual loans were eliminated in purchase accounting.
(2) Based on current economic conditions and forecasts.

Corporate Credit & Risk 19
Commercial real estate (CRE) loan portfolio
Diversified by property type, geography and distribution channel
Office
Industrial,
Warehouse
Other RE
Apartment
Retail
(Ex Shopping Ctr)
Land
(Ex 1-4 Family)
Shopping Ctr
1-4 Family Structure
Hotel/Motel
1-4 Family Land
Institutional
2%
Agriculture
Retail
$132 billion in loan outstandings
34% of the portfolio is owner-occupied
Property type diversification
Geographic diversification
CA
FL
TX
NC
GA
NY
VA
AZ
NJ
PA
Other

Corporate Credit & Risk 20
$0
$200
$400
$600
$800
1Q09 2Q09 3Q09 4Q09 1Q10
0%
10%
20%
30%
40%
($ millions, linked quarter change)
Quarterly change in net charge-offs
Commercial and Commercial
Real Estate
Consumer
-$400
-$200
$0
$200
$400
$600
1Q09 2Q09 3Q09 4Q09 1Q10
-40%
-20%
0%
20%
40%
60%
NCOs $ change
NCOs % change
Other NCOs $ change
FAS 167/collateral-dependent
modified loans NCOs $ change
NCOs % change
Aggregate quarterly credit loss growth rate (1)
reflects slowing trend
(1) See footnote (1) on page 18.
(2) 1Q09 change from 4Q08 quarterly results, which included only legacy Wells Fargo.
(2) (2)

Corporate Credit & Risk 21
Quarterly credit losses believed to have peaked
in 4Q09
(1)
WFC
Quarterly Net Losses
($ millions)
1Q09 2Q09 3Q09 4Q09 1Q10
Commercial
and
Commercial
RE 697 1,143   1,464 1,700 1,344
Consumer
(2)
2,516 3,197 3,587 3,667 3,950
Foreign 45 46 60 46 36
Total 3,258 4,386 5,111 5,413 5,330
-
1,000
2,000
3,000
4,000
1Q09 2Q09 3Q09 4Q09 1Q10
Commercial and Commercial Real Estate
Consumer
WFC
Quarterly Annualized Net Loss Rates
1Q09 2Q09 3Q09 4Q09 1Q10
Commercial
and
Commercial
RE 0.80% 1.35% 1.78% 2.15% 1.79%
Consumer
(2)
2.16 2.77       3.13      3.24 3.45
Foreign 0.56 0.61 0.79  0.62 0.52
Total 1.54 2.11       2.50         2.71 2.71
0.00%
1.00%
2.00%
3.00%
4.00%
1Q09 2Q09 3Q09 4Q09 1Q10
Commercial and Commercial Real Estate
Consumer
(1) Based on current economic conditions and forecasts.
(2) Consumer net charge-offs of $3,950 million in 1Q10 includes $145 million in losses on collateral-dependent modified loans and
$123 million in losses from the FAS 167 consolidation of loans.
(2)
(2)

Corporate Credit & Risk 22 Biography

Corporate Credit & Risk 23
Michael Loughlin
Chief Credit & Risk Officer
Michael J. Loughlin, Executive Vice President and Chief Credit and Risk
Officer, assumed his role in 2006. Previously, he was responsible for credit approval, policy and reporting for Wholesale Banking. A banking professional with thirty years of experience, he joined the company in
1986 after Wells Fargo acquired Crocker Bank.
Before being head of credit for Wells Fargo Wholesale Banking, he was responsible for the private banking business of Private Client Services, headed systems and operations for the Wholesale Banking unit, and held other positions within Commercial and Corporate Banking including head of U.S. Corporate Banking and Regional Vice President in the Santa
Clara Valley Regional Commercial Banking Office.
Mr. Loughlin received his bachelor’s degree from the University of
California at Berkeley in 1978.

© 2010 Wells Fargo & Company. All rights reserved. Wells Fargo Home Mortgage Market Risk Management Mike Heid Co-President, Wells Fargo Home Mortgage May 14, 2010

Wells Fargo Home Mortgage 1
Our market risk exposures come from three sources
Risk Source Risk Driver Risk Mitigation Strategy Accounting Convention
Rate locked application
pipeline
Fallout Risk  -
application to funding
Directional exposure to
interest rate changes
(long position)
Sell mortgage forwards
– fallout adjusted
production
Options – variability of
pull-through
(net short position)
Locked pipeline &
hedges – fair value
mark through earnings
Wells Fargo Home Mortgage
Market risk management

Wells Fargo Home Mortgage 2
Our market risk exposures come from three sources
MHFS = Mortgages Held for Sale.
Risk Source Risk Driver Risk Mitigation Strategy Accounting Convention
Rate locked application
pipeline
Fallout Risk  - application
to funding
Directional exposure to
interest rate changes
(long position)
Sell mortgage forwards –
fallout adjusted production
Options – variability of
pull-through
(net short position)
Locked pipeline & hedges
– fair value mark through
earnings
Mortgages Held for Sale
(warehouse/MHFS)
Directional exposure to
interest rate changes
(long position)
Sell mortgage forwards
– production
(short position)
MHFS & hedges – fair
value mark through
earnings
Wells Fargo Home Mortgage
Market risk management

Wells Fargo Home Mortgage 3
Our market risk exposures come from three sources
MSR = Mortgage Servicing Rights.
Risk Source Risk Driver Risk Mitigation Strategy Accounting Convention
Rate locked application
pipeline
Fallout Risk  - application
to funding
Directional exposure to
interest rate changes
(long position)
Sell mortgage forwards –
fallout adjusted production
Options – variability of
pull-through
(net short position)
Locked pipeline & hedges
– fair value mark through
earnings
Mortgages Held for Sale
(warehouse/MHFS)
Directional exposure to
interest rate changes
(long position)
Sell mortgage forwards –
production
(short position)
MHFS & hedges – fair
value mark through
earnings
Mortgage Servicing
Rights (MSR)
Embedded prepayment
option
Directional exposure to
interest rate changes
(short position)
Buy mortgage forwards
& interest rate swaps –
Protect MSR return and
asset value
Options – convexity of
position
(long position)
MSR & hedges – fair
value mark through
earnings
Wells Fargo Home Mortgage
Market risk management

Wells Fargo Home Mortgage 4
MSR asset represents present value of estimated contractual
cash flows, net of expenses, of loans serviced for others
MSR asset at WFHM:
- Balance sheet value at 3/31/2010 = $15.7 billion
- Capitalized value = 110 bps (excludes commercial servicing portfolio)
Accounted for as a level 3 asset, marked at fair value based on combination of modeled cash flows and market reference prices
Prepayment estimates are key factor in value and hedging interest rate exposure of MSR
Hedged using free-standing derivatives accounted for at fair value
- Hedge effectiveness or ineffectiveness is an immediate earnings event
Hedges are a combination of highly liquid mortgage forwards, swaps, futures, options
WFHM = Wells Fargo Home Mortgage.
Wells Fargo Home Mortgage
MSR risk management

Wells Fargo Home Mortgage 5
Wells Fargo Home Mortgage
MSR risk management approach
Risk management of the MSR is a core capability for Wells
Fargo Home Mortgage
- Enables us to operate at scale
We hedge the MSR risk within our mortgage business unit,
which is unique among our peers
- Provides the best connection between business experience, information and insights, and MSR asset performance expectations
- Provides the best connection to consider the “natural business hedge”
from originations into the hedging strategy
- Maximizes the natural cross hedge opportunity between the
pipeline/warehouse and MSR positions
Performance of mortgage business and hedging strategy
reviewed weekly with CEO/CFO

Wells Fargo Home Mortgage 6
Wells Fargo Home Mortgage
MSR risk management approach – asset value
The value of the MSR asset changes predictably in tandem with changes in interest rates to reflect the changing expectations of consumer prepayment activity: values decline as rates decline and increase as rates increase
Since prepayment speed is the most significant MSR valuation assumption, we have invested heavily in developing proprietary loan level prepayment models
WFHM prepayment models are based upon the behavior patterns of 22 million loans over
10 years
All models are subject to error, however for WFHM, the financial risk arising from faster prepayment speeds than modeled can be mitigated by the additional earnings from higher mortgage originations when prepayments are faster than modeled
MSR Value Profile - Illustrative
D100 D75 D50 D25 Q2 Start
Rate
U25 U50 U75 U100
Declining Rates
Increasing Rates
Lower Interest Rates = Lower MSR Value
Higher Interest Rates = Higher MSR Value
Rate at
Beginning of
Quarter

Wells Fargo Home Mortgage 7
110
113
90
0
20
40
60
80
100
120
140
160
110
113
83
0
20
40
60
80
100
120
140
160
Our March 31, 2010 MSR value (excluding commercial) of 110 bps is comparable to or lower than peers
MSR value represents the discounted value of servicing income, net of costs, including those operating costs associated with various loss mitigation efforts expected to be incurred over the next few years
144 144
92
0
20
40
60
80
100
120
140
160
Wells Fargo Home Mortgage
Comparative MSR asset values
Sources: Company Press Releases and Quarterly Reports on Form 10-Q.
Wells Fargo Home Mortgage
(excluding Commercial)
Bank of America JP Morgan Chase
3/31/2009 12/31/2009 3/31/2010 3/31/2009 12/31/2009 3/31/2010 3/31/2009 12/31/2009 3/31/2010

Wells Fargo Home Mortgage 8
Wells Fargo Home Mortgage
MSR risk management approach - hedge
MSR hedge objectives
- Offset MSR asset value changes
- Mitigate interest rate risks of the mortgage business overall across a reasonable range of interest rates and various time frames
Hedge instruments – primarily MBS forwards and interest rate swaps; by its nature, the hedge is a “long position” in interest rates that offsets the “short position” of the MSR asset
(and considers the “long position” embedded in the pipeline and warehouse)
Hedge result – the hedge produces a total return composed of a quarterly mark and carry
Hedge Value Profile - Illustrative
D100 D75 D50 D25 Q2 Start
Rate
U25 U50 U75 U100
Servicing Hedge Position
Servicing Hedge Position with Carry (for one quarter)
Declining Rates Increasing Rates
Lower Interest Rates =
Higher Hedge Value
Higher Interest Rates =
Lower Hedge Value
Includes Hedge
Carry Income
Rate at
Beginning of
Quarter

Wells Fargo Home Mortgage 9
Wells Fargo Home Mortgage
Factors affecting hedge result
Value of the MSR asset at any point in time (determines required maximum hedge)
Size of the hedge (we do not over hedge but can be under hedged)
Composition of hedge
Projected carry income (higher projected carry reduces hedge requirement)
Market factors (yield curve, MBS coupons, basis, volumes, etc.)
MSR Value Profile - Illustrative Hedge Value Profile - Illustrative
D100 D75 D50 D25 Q2 Start
Rate
U25 U50 U75 U100
Declining Rates
Increasing Rates
Lower Interest Rates = Lower MSR Value
Higher Interest Rates = Higher MSR Value
Rate at
Beginning of
Quarter
D100 D75 D50 D25 Q2 Start
Rate
U25 U50 U75 U100
Servicing Hedge Position
Servicing Hedge Position with Carry
(for one quarter)
Declining Rates Increasing Rates
Lower Interest Rates =
Higher Hedge Value
Higher Interest Rates =
Lower Hedge Value
Includes Hedge
Carry Income
Rate at
Beginning of
Quarter

Wells Fargo Home Mortgage 10
Wells Fargo Home Mortgage
MSR hedging results
2009 and 1Q10 have been unusual times in the MBS markets,
including an historically steep yield curve and slower than
expected consumer prepayment activity
These conditions have allowed us to generate above average
returns on our investment in MSR assets
We manage risk – we do not speculate
Our hedge has been effective during this period
While MSR hedging process can produce some earnings
variability, it does not create capital exposure

Wells Fargo Home Mortgage 11
Wells Fargo Home Mortgage
Conclusions
Our MSR risk management activity is designed to protect
our investment and desired economic return on the MSR
asset across a reasonable range of interest rates
We believe that having market risk management
responsibility reside within the mortgage business unit
is an advantage
Active governance and oversight is provided by Wells Fargo
senior management

Reputation Risk Management Pat Callahan EVP, Office of Transition, HR, Communications and Social Responsibility May 14, 2010 © 2010 Wells Fargo & Company. All rights reserved.

Reputation Risk Management 1 What will be covered today Why reputation matters more than ever How we define reputation risk What we are doing to manage reputation risk

Reputation Risk Management 2
Our industry has changed
Less hospitable atmosphere for business, financial services
More frequent interaction with regulators, legislators, media, activists, and social media
We have changed
National leader in many financial products and businesses
Systemically important
Why reputation matters more than ever

Reputation Risk Management 3
What we say & do
Vision & values
People
Practices
Products
What is said about us
Main Street
Wall Street
Washington
Team members
Reputation risk can come from any where within or outside of the company
Reputation risk is heavily influenced by other categories of risk,
(Credit, Market, Operational/compliance, Legal, etc.)
Our primary lever to manage reputation risk is ensuring our people, practices and products align closely with our vision & values
Reputation risk can and should be monitored, measured and managed as robustly as all other risk types
Stakeholder
experiences
Telling our
story
“Who we are” “Our reputation”
How we think about reputation risk

Reputation Risk Management 4
A multi-layered approach, culturally embedded
Board Committees – Explicitly discuss relevant reputation risks in conjunction with focus areas (credit, finance, etc)
Enterprise Risk Management Committee (ERMC) – Senior managers discuss all categories of risk including reputation (10x/year)
Enterprise Stakeholder Committee (ESC) – Ensures strategic coordination across all lines of business regarding reputation (monthly)
Tactical Response Team – Tactical problem-solving and decision-making on near term reputation risks (weekly)
Coordination across reputation-focused functions – Clear and shared reputation-related agendas and coordination among Corporate Social
Responsibility, Corporate Communications, Government Affairs, Investor
Relations, Human Resources and Legal
Proactive initiatives – e.g. ‘Making a Difference’, Leading the Way Home,
Executive Advocacy, local market stakeholder committees (e.g. Minnesota
Leadership Council), NGO (e.g. Urban League) and media outreach, etc.
What we are doing to manage our
reputation risk

Reputation Risk Management 5
Our business promotes economic growth and
community well being
Serve more households than any
U.S. bank
1 in 3 U.S. households now banks
with us
Employ 278,000 team members
$932 Billion in credit supplied over
past 18 months
523,336 Mortgages modified
#2 Most generous corporate
foundations
(1)
#1 Green bank
(2)
We have an important
responsibility
We take our responsibility
seriously
(1) BusinessWeek (1/10).
(2) Newsweek (9/09).

Reputation Risk Management 6 Biography

Reputation Risk Management 7
Pat Callahan
EVP, Office of Transition, HR, Communications and
Social Responsibility
Executive vice president Pat Callahan is responsible for providing oversight and strategic direction for the merger of Wells Fargo & Company and
Wachovia Corporation. The Office of Transition, overseeing the most extensive merger in the company’s history, coordinates merger-related activities among all businesses for both companies, gathers and assesses information, tracks progress, shares best practices, and will help create the new Wells Fargo. Callahan also oversees Corporate Human Resources,
Corporate Communications, Enterprise Expense Management and the Social
Responsibility Group.  A 32-year veteran of the company, Callahan was head of Compliance and Enterprise Risk Management, providing regulatory compliance oversight for the company. Before that, she was head of Human
Resources since the Norwest-Wells Fargo merger in 1998. Before the merger, she was head of Wholesale Banking Systems, Finance and
Operations, and head of Human Resources from 1993 to 1997.
She graduated from Massachusetts Institute of Technology where she earned her bachelors’ degree in mechanical engineering and her masters’
degree in management/finance. Callahan serves on the Board of Directors of The Marine Mammal Center.